UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2026

BLUE LASER FUSION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56581	88-1593753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Hollister Ave, Goleta, CA	93117
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
650-906-0323
Unite Acquisition 2 Corp.
12 E. 49th Street, 11th Floor, New York, NY 10017
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form

8-K

filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule

12b-2

of the Securities Exchange Act of 1934

(§240.12b-2

of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As used in this current report on Form 8-K (this “Report”), unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Blue Laser Fusion”, “we,” “us” and “our” refer to Blue Laser Fusion, Inc., incorporated in the State of Delaware, and its subsidiaries after giving effect to the Merger (as defined below) and the Company name change described herein.

The registrant was incorporated as Unite Acquisition 2 Corp. (“Unite Acquisition” or the “Company”) in the State of Delaware on March 10, 2022. Prior to the Merger (as defined below), the registrant was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On September 4, 2026, Unite Acquisition’s wholly owned subsidiary, Blue Laser Fusion Acquisition Co., a Delaware corporation formed in the State of Delaware on June 23, 2026 (“Merger Sub”), merged with and into Blue Laser Fusion Inc., a privately held Delaware corporation (prior to the Merger, “Private Blue Laser Fusion”). Pursuant to this transaction (the “Merger”), Private Blue Laser Fusion became the Company’s wholly owned subsidiary, all of the outstanding stock of Private Blue Laser Fusion was converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and all of the outstanding vested and unvested options of Private Blue Laser Fusion were converted into options to purchase shares of the Common Stock.

As a result of the Merger, we acquired the business of Private Blue Laser Fusion and will continue its business operations as a public reporting company under the name, Blue Laser Fusion, Inc. Concurrent with the consummation of the Merger, Private Blue Laser Fusion changed its name to “Blue Laser Fusion Acquisition Co.”

Concurrently with the closing of the Merger, the Company also sold in a private placement 910,265 units (the “Units”) at a purchase price of $27.50 per Unit, each consisting of one share of Common Stock. Additional information concerning the private placement is presented below under Item 2.01 “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and under Item 3.02, “Unregistered Sales of Equity Securities.” This Report is not a solicitation for or an offer to purchase Units.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Private Blue Laser Fusion, in all future filings with the U.S. Securities and Exchange Commission (the “SEC”).

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report responds to the following Items:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a “shell company”. The information included in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements, including, without limitation, in the sections captioned “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding: the anticipated features and benefits of our technology platform, architecture, and products; our strategy; our target markets; our potential market opportunity and the anticipated size of such potential markets; the development timeline and anticipated timing of commercial availability of our technology and products; anticipated milestones and timing thereof; our potential pipeline and customers; our plans regarding management of our manufacturing and supply chain; our strategic collaboration opportunities and plans; our research and development and sales and marketing plans; our intellectual property; our anticipated use of proceeds from the Offering and related matters; our competitive position; our liquidity position and need for additional capital; our anticipated operational, business, and financial goals, including with respect to revenue, expenses, capital expenditures, dividends, capital structure, governance, or other financial and corporate matters; our potential future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC; and the assumptions underlying or relating to the foregoing.

The forward-looking statements are neither historical facts nor assurances of future performance and not meant to predict or guarantee actual results, performance, events, or circumstances. Instead, they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances, including those discussed under “Risk Factors” below, that are difficult to predict and many of which are outside of the Company’s control. Actual results, the timing of certain events and circumstances, and our financial condition may differ materially from those indicated or implied by the forward-looking statements as a result of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. Any forward-looking statement made by the Company in this Report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.01 of this Report relating to the various agreements described therein is incorporated herein by reference. All descriptions of the agreements described below are qualified in their entirety by reference to the form of the relevant agreement that is filed as an exhibit to this Report and incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On September 4, 2026, we entered into the merger agreement (the “Merger Agreement”) with Merger Sub and Private Blue Laser Fusion, pursuant to which Merger Sub merged with and into Private Blue Laser Fusion, with Private Blue Laser Fusion continuing as the surviving corporation and as our wholly owned subsidiary under the new name of Blue Laser Fusion Acquisition Co.

Pursuant to the Merger Agreement, all of the outstanding capital stock of Private Blue Laser Fusion was cancelled in exchange for shares of Common Stock, and all of the outstanding vested and unvested options of Private Blue Laser Fusion were converted into options to purchase shares of the Common Stock as further described below. The total number of shares of Common Stock issued to stockholders of Private Blue Laser Fusion was 5,993,834 shares. Additionally, options to purchase 1,155,632 shares of Common Stock were granted to the holders of the Rollover Options (as defined in the Merger Agreement) as further described below. Prior to the closing of the Offering (as defined below), the Company’s board of directors adopted the 2026 Stock Incentive Plan (the “2026 Plan”) reserving a number of shares of Common Stock equal to (A) the greater of (x) 1,500,000 shares of Common Stock and (y) fifteen percent (15%) of the total number of shares of Common Stock outstanding immediately upon the closing of the Merger and the final closing of the Offering, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Unite Acquisition Common Stock equivalents), plus (B) the number of shares of Common Stock subject to the Rollover Options (as defined in the Merger Agreement), and plus (C) the number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of the common stock, $0.0001 par value per share of Private Blue Laser Fusion (the “BLF Common Stock”) that were, as of immediately prior to the Effective Date (as defined in the Merger Agreement), reserved and available for issuance under the stock option plans and other stock or equity-related plans of Private Blue Laser Fusion (the “BLF Equity Plans”) but not issued or subject to outstanding awards and (y) the Exchange Ratio (as defined in the Merger Agreement), for issuance at the discretion of the Board of Directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries. Based on the number of shares sold at the initial closing of the Offering (the “Initial Closing”), 3,235,086 shares will be reserved for issuance under the 2026 Plan, consisting of 2,079,454 shares not subject to outstanding awards and therefore available for issuance under future awards, and 1,155,632 shares underlying the Rollover Options. See “Executive Compensation—The 2026 Stock Incentive Plan” below for more information about the 2026 Plan. All descriptions of the 2026 Plan herein are qualified in its entirety by reference to the text thereof filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

The sole holder of Common Stock of Unite Acquisition prior to the Merger, Lucius Partners LLC (“Lucius Partners”), retained 1,000,000 shares of Common Stock after the Merger Immediately after the close, Lucius Partners transferred 5,000 shares of Common Stock to Sichenzia Ross Ference Carmel LLP.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, we entered into a pre-Merger indemnification agreement with our sole officer and director, Nathan P. Pereira, pursuant to which the Company agreed to indemnify Mr. Pereira for actions taken by him in his official capacity relating to the consideration, approval and consummation of the Merger and certain related transactions. In addition, we entered into indemnification agreements with the directors and executive officers of the Company as of the Effective Time (as defined below). Copies of the indemnification agreements are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The Merger is being treated as a recapitalization and reverse acquisition for us for financial reporting purposes. Private Blue Laser Fusion is to be considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Private Blue Laser Fusion in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Offering

Simultaneously with the effective time of the Merger, we sold in a private placement offering (the “Offering”), an aggregate of 910,265 Units, for an aggregate purchase price of $25,032,287.50, at a purchase price of $27.50 per Unit, with each Unit consisting of one share of Common Stock.

In connection with the Initial Closing of the Offering, Laidlaw & Company (UK) Ltd. (“Laidlaw” or the “Placement Agent”) was paid (i) a cash fee equal to ten percent (10%) of the gross proceeds delivered to the Company on a closing date by parties introduced by the Placement Agent and (ii) five percent (5%) of the gross proceeds delivered to the Company on a closing date by Private Blue Laser Fusion-introduced parties, as well as a non-allocable expense reimbursement equal to two (2%) of the gross proceeds delivered by Placement Agent-introduced investors on a closing date to the Company, and one (1%) of the gross proceeds delivered by Private Blue Laser Fusion-introduced investors on a closing date to the Company. The Placement Agent also received warrants (the “Placement Agent Warrants”) to purchase 91,026 shares of Common Stock, which are exercisable for seven (7) years from a closing and have an exercise price equal to $33.00 per share. Additionally, Laidlaw was paid a non-refundable activation fee of $50,000. The Company has agreed to pay certain other expenses of the Placement Agent, including the fees and expenses of its counsel, in connection with the Offering. Subject to certain customary exceptions, we will also indemnify the Placement Agent to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent and its sub-agents may be required to make in respect of such liabilities.

Description of Placement Agent Warrants

The information set forth above regarding the Placement Agent Warrants is incorporated herein by reference. As noted, the Placement Agent Warrants have an exercise price of $33.00 per share and a term of seven (7) years from the final closing of the Offering and will be exercisable for cash or on a cashless net exercise basis.

The foregoing description of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by the full text of the Placement Agent Warrants, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Lock-Up Agreements

At the closing of the Merger, Dr. Shuji Nakamura, Vanessa (Ann) Truong, Dr. Paul Rudy, Richard Ogawa, Jeffrey Shealy, and Mathew August, and other affiliates of Private Blue Laser Fusion (the “Private BLF Affiliates”) and the non-affiliate stockholders of Private Blue Laser Fusion (the “Private BLF Non-Affiliates”) (collectively, the “Private BLF Stockholders”), entered into a lock-up agreement with the Company for a term ending eighteen (18) months (for the Private BLF Affiliates) and six (6) months (for the Private BLF Non-Affiliates) after the Common Stock is approved for listing on an Approved Market (as defined below), whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of all of the Common Stock held by (or issuable to) them (other than any securities issued to each of such Private BLF Stockholders in the Offering and any equity awards granted by the Company after the Closing or shares of Common Stock underlying such equity awards). The lock-up agreements contain customary transfer exceptions and do not apply to securities issued in the Offering.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Registration Rights

Pursuant to the Registration Rights Agreement, by and among the Company, the purchasers of Units pursuant to the Offering and Lucius Partners, the sole pre-merger stockholder of the Company, as well as the Placement Agent (pursuant to a joinder thereto) (the “Registration Rights Agreement”), the Company has agreed to file, no later than thirty (30) calendar days after the final closing of the Offering (subject to tolling if needed to comply with financial statement requirements and related “staleness” deadlines), a resale registration statement on Form S-1 with the SEC, registering for resale the Registrable Securities (as such term is defined in the Registration Rights Agreement and which includes shares of Common Stock issuable upon exercise of the Placement Agent Warrants). The Company will also use commercially reasonable efforts to cause the registration statement to be declared effective no later than one hundred and twenty (120) calendar days after the final closing of the Offering (subject to tolling).

If fewer than all of the Registrable Securities are included in the registration statement when it becomes effective, the Company will use its commercially reasonable efforts within sixty (60) calendar days after the effective date of the registration statement, or as soon as within thirty (30) business days after the first date that is permitted by the SEC, to register for resale as many of the Reduction Securities (as defined in the Registration Rights Agreement) as the SEC will permit (pro rata among the holders of such Reduction Securities) using one or more registration statements that it is then entitled to use, and to cause such registration statement(s) to become effective as soon as practicable, until all of the Reduction Securities have been so registered; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period (as defined in the Registration Rights Agreement).

The holders of Registrable Securities shall have “piggyback” registration rights for Registrable Securities not registered as provided above with respect to any registration statement filed by the Company following the effectiveness of the aforementioned registration statement that would permit the inclusion of such underlying shares, subject, in an underwritten offering, to customary cut-back on a pro rata basis among the holders of Registrable Securities if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of stock or other securities to be underwritten.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

OTC Quotation or Listing on a National Securities Exchange

Our Common Stock is currently not listed on a national securities exchange or any other exchange or quoted on an over-the-counter market. Following completion of the Offering, we intend to apply to have the Common Stock quoted on the OTCQB or OTCQX market of OTC Markets Group Inc., the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (an “Approved Market”) as soon as practicable following the effectiveness of the registration statement. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our Common Stock will continue to be quoted or listed on any Approved Market, or that an active trading market for our Common Stock will develop or continue.

See “Risk Factors—Risks Related to our Common Stock—There is currently no market for our Common Stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our Common Stock at times and prices that you believe are appropriate.”

2026 Stock Incentive Plan

Pursuant to the Merger Agreement, the Company adopted the 2026 Plan reserving A) the greater of (x) 1,500,000 shares of Common Stock and (y) fifteen percent (15%) of the total number of shares of Common Stock outstanding immediately upon the closing of the Merger and the final closing of the Offering, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Unite Acquisition Common Stock equivalents), plus (B) the number of shares of Common Stock subject to the Rollover Options (as defined in the Merger Agreement), and plus (C) the number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of BLF Common Stock that were, as of immediately prior to the Effective Date (as defined in the Merger Agreement), reserved and available for issuance under the BLF Equity Plans but not issued or subject to outstanding awards and (y) the Exchange Ratio (as defined in the Merger Agreement), for issuance at the discretion of the Board of Directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries. Based on the number of shares sold at the Initial Closing, 3,235,086 shares will be reserved for issuance under the 2026 Plan, consisting of 2,079,454 shares not subject to outstanding awards and therefore available for issuance under future awards, and 1,155,632 shares underlying the Rollover Options. The 2026 Plan includes a customary “evergreen” provision with respect to the annual increase of the number of shares at the beginning of each fiscal year of the Company of up to the lesser of (i) four percent (4.0%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, commencing on the first day of the second fiscal year of the Company beginning after the final closing of the Offering or (ii) such number of shares as determined by the administrator.

See “Executive Compensation—The 2026 Stock Incentive Plan” below for more information about the 2026 Plan. All descriptions of the 2026 Plan herein are qualified in its entirety by reference to the text thereof filed herewith as Exhibit 10.3 and which is incorporated herein by reference.

Departure and Appointment of Directors and Officers

Prior to the effective time of the Merger (the “Effective Time”), the Company board of directors consisted of one member, Mr. Pereira, who also was its President, Chief Executive Officer, Chief Financial Officer and Secretary. As of the Effective Time, Mr. Pereira resigned from the board of directors, and Dr. Shuji Nakamura, Mathew August, Jeffrey Shealy, Richard Ogawa, and Dr. Paul Rudy were appointed to the Company’s board of directors.

Additionally, as of the Effective Time, Mr. Pereira resigned from all officer positions with the Company, and Dr. Shuji Nakamura was appointed as our President and Chief Executive Officer, Vanessa (Ann) Truong was appointed as our Chief Accounting Officer and Treasurer, Dr. Paul Rudy was appointed as our Vice President, Business, and Richard Ogawa was appointed as our General Counsel and Secretary.

See “Directors and Executive Officers” below for information about our new directors and executive officers.

As of the closing date of the Merger, the Private BLF Stockholders have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the Private BLF Stockholders. Additionally, two (2) additional directors, at least one of whom shall be “independent” (within the meaning of the Nasdaq Stock Market’s corporate governance rules) as agreed by the Private BLF Stockholders and Lucius Partners shall be nominated to the board of directors. As of September 4, 2026, the Private BLF Stockholders’ nominees were Shuji Nakamura and Richard Ogawa, and Lucius Partners’ nominee is Mathew August. The two additional nominees are Dr. Paul Rudy and Jeffrey Shealy, with Mr. Shealy qualifying as an “independent” director. After the closing of the Merger, and at such time as the Company is trading on any of the OTC Markets, Inc., the Nasdaq Stock Market LLC, the NYSE or NYSE American, it is anticipated that the board of directors of the Company shall consist of at least five (5) members, at least three (3) of whom shall be “independent” (as such term is defined by the OTC Markets or the national exchange on which the Company’s securities are then traded).

Combined Company Ownership

Following the Merger and the closing of the Offering, there are issued and outstanding 7,904,099 shares of our Common Stock and options to purchase 1,155,632 shares of our Common Stock, as follows:

Number of shares of Common Stock	Name of Holders
5,993,834	The stockholders of Private Blue Laser Fusion prior to the Merger.
910,265	The investors in the Offering.
1,000,000	Unite Acquisition’s sole stockholder prior to the Merger.
7,904,099	TOTAL

In addition, there are outstanding:

Number of Warrants	Name of Holders
91,026	Placement Agent Warrants to purchase an aggregate of 91,026 shares of our Common Stock, at an exercise price equal to $33.00 per share.

In addition, based on the number of shares sold at the Initial Closing, 3,235,086 shares will be reserved for issuance under the 2026 Plan, consisting of 2,079,454 shares not subject to outstanding awards and therefore available for issuance under future awards, and 1,155,632 shares underlying the Rollover Options. No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding as of the date of this Report.

Amendment and Restatement of Certificate of Incorporation and Bylaws

Prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our certificate of incorporation in its entirety on September 4, 2026, and stockholders holding 100% of the then outstanding shares of our Common Stock approved the amendment and restatement of our certificate of incorporation on September 4, 2026, to be effective immediately upon the consummation of the Merger. In addition, prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our bylaws in their entirety on September 4, 2026, to be effective immediately upon the consummation of the Merger.

Under the amended and restated certificate of incorporation, our authorized capital stock will consist of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this Report, we had 7,904,099 shares of Common Stock issued and outstanding, warrants exercisable for 91,026 shares of Common Stock outstanding, and no shares of preferred stock issued and outstanding. In addition, based on the number of shares sold at the Initial Closing, 3,235,086 shares will be reserved for issuance under the 2026 Plan, consisting of 2,079,454 shares not subject to outstanding awards and therefore available for issuance under future awards, and 1,155,632 shares underlying the Rollover Options. Our amended and restated certificate of incorporation and our restated bylaws will include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy. The disclosure regarding our amended and restated certificate of incorporation and our amended and restated bylaws set forth under “Description of Capital Stock” below and the text of our amended and restated certificate of incorporation and amended and restated bylaws filed herewith as Exhibits 3.1 and 3.2, respectively, are incorporated herein by reference.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Private Blue Laser Fusion is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in our financial statements relating to periods prior to the Merger are those of Private Blue Laser Fusion, and are recorded at the historical cost basis of Private Blue Laser Fusion, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Private Blue Laser Fusion, historical operations of Private Blue Laser Fusion, and operations of the Company from the date of closing. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) following the Merger. We believe that as a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

FORM 10 INFORMATION

BUSINESS

Formation History

The Company is a Delaware corporation initially formed in March 2022 as Unite Acquisition 2 Corp. Effective September 4, 2026, Unite Acquisition’s wholly owned subsidiary, Merger Sub, merged with and into Private Blue Laser Fusion. Private Blue Laser Fusion was the surviving corporation in the transaction and became Unite Acquisition’s wholly owned subsidiary, renamed as Blue Laser Fusion Acquisition Co. At the same time, Unite Acquisition changed its name to Blue Laser Fusion, Inc.

The Company’s website address is www.bluelaserfusion.com and we can be contacted at 650-906-0323. Information contained on, or that can be accessed through, our website is not a part of this Report.

Overview

Blue Laser Fusion, Inc. is commercializing a proprietary and novel pulsed laser architecture, GigaPulse™, based on its high peak power, efficient, reliable and cost-effective laser optical enhancement cavity (OEC) technology. Blue Laser Fusion is pursuing pulsed laser applications in directed energy defense applications designed to deliver 100,000 times the peak power compared to conventional continuous wave defense lasers. This capability has the potential to neutralize advanced threats with rapid engagement of targets at the speed of light, a deep magazine, and low cost per shot compared to conventional approaches. Blue Laser Fusion has not yet completed the full-scale 1 kJ pulsed OEC laser demonstration or tested the laser in a directed energy defense application. Blue Laser Fusion currently anticipates using a portion of the proceeds from the Offering to complete the development of the laser with a view toward commercialization. Additionally, Blue Laser Fusion is developing gigawatt (GW) scale, safe, secure, clean fusion energy based on the proven ignition and gain demonstrated by the National Ignition Facility (NIF) at Lawrence Livermore National Laboratory (LLNL) in 2022 in order to power economic growth and meet the acute and increasing demand for data centers and AI, EVs, and onshore manufacturing. Blue Laser Fusion has been awarded contracts from the U.S. Department of Energy as well as the Japan Fusion Moonshot program. Blue Laser Fusion has published a peer-reviewed overview of the technology architecture, and has presented at multiple defense- and energy-related conferences. Blue Laser Fusion has established a comprehensive IP portfolio with more than 120 patents and applications internationally.

Blue Laser Fusion’s office headquarters is located at 6950 Hollister Ave, Goleta, CA 93117, with a commercial laser engineering facility also in Goleta, and research and development labs with Caltech, as well as Osaka University Blue Laser Fusion Institute. Blue Laser Fusion is led by an experienced high-tech management team, consisting of Nobel Prize winner Dr. Shuji Nakamura, Richard Ogawa, and Paul Rudy, who have decades of experience commercializing laser and photonics. Blue Laser Fusion was organized as a Delaware corporation in November 2022. Blue Laser Fusion’s telephone number is 650-906-0323. Blue Laser Fusion’s website address is https://bluelaserfusion.com.

Strategy and Market Focus

We believe that Blue Laser Fusion’s GigaPulse laser platform can present trillion-dollar market opportunities in defense, energy, industrial process and biomedicine:

•	Defense, for example directed energy for advanced threats such as hypersonic missiles, drone swarms, satellite sensors

•	Fusion: laser based inertial fusion energy (IFE)

•	Nuclear spent fuel: laser transmutation of spent nuclear fuel

•	Industrial materials processing including advanced cutting, welding, 3D printing

•	Biomedicine

Blue Laser Fusion operates in the emerging high-growth defense technology and fusion energy sectors, both of which have been identified as strategic sectors by the U.S. Department of War and the U.S. Department of Energy.

We believe Blue Laser Fusion is also well-positioned in the laser photonics technology industry. As of May 2026, several companies in the laser photonics industry had multi-billion dollar market capitalizations, including nLight, Inc., IPG Photonics Corp., MKS Instruments, Inc., Coherent Corp., and Lumentum Holdings Inc.

Blue Laser Fusion’s breakthrough OEC laser technology comprises the following features:

•	Fiber laser injection: Efficient, reliable, rugged

•	Optical Enhancement Cavity (OEC): Stores laser energy 100,000 times

•	Pulsed laser output: High peak power and high average power

The first market Blue Laser Fusion is targeting is directed energy defense. Scaled directed energy is one of six critical technology areas for U.S. Department of War, and all branches of defense are working in this technology area. Blue Laser Fusion has an international opportunity to supply in the U.S., and into Japan, the United Kingdom, the European Union, and Israel for protection of the U.S. and its allies against advanced threats such as Hypersonic Missile Defense, subject to successful development, testing, and validation of its laser technology for directed energy applications.

In the U.S., $175 billion in funding has been announced for missile defense systems under the Golden Dome program through 2029. The annual market is estimated to be a $20 billion market for directed energy, with lasers presenting an ideal solution due to their ability to provide defense at the speed of light with deep magazine and low cost per shot. Blue Laser Fusion’s GigaPulse laser enables the potential for short dwell times for advanced threats. Blue Laser Fusion plans to pursue this directed energy market in 2028:

The second market Blue Laser Fusion is targeting is the estimated $1 trillion fusion energy opportunity. We believe Blue Laser Fusion’s laser innovation has significant potential to enable commercial fusion to address the energy crisis and power economic growth. There is significant increasing demand for energy due to EVs, data centers and AI, manufacturing, chemicals, semiconductors, steel, direct carbon capture, water desalination, and agriculture. Energy needs are up 79% from 2022 to 2050, according to Ignition Research Fusion Energy Worldwide Demand Market Report; Aug 2024. In California alone, 20 GW additional energy capacity is required in 2025 – 2045, per the California Energy Commission, January 2026. Blue Laser Fusion is pursuing the fusion energy market with its pilot fusion power plant, currently estimated for a timeframe of 2032-2034+, to deliver safe, secure, clean energy, addressing the energy problem with a cost-effective levelized cost of energy (“LCOE”) around $50 per megawatt-hour.

Technology Platform and Differentiation

Blue Laser Fusion is a high-tech laser and photonics company commercializing a high peak power, high average power laser architecture, GigaPulse™, based on Optical Enhancement Cavity (OEC) technology. The OEC laser acts as a photon capacitor, storing laser energy and then firing out high energy, high peak power pulses with 100,000 times peak power delivered vs conventional continuous lasers. Today’s lasers are continuous wave fiber based but cannot be pulsed. High peak power pulsed lasers have usually therefore required solid state gain glass architectures which are expensive.

Blue Laser Fusion’s OEC laser features are designed to include the following:

•	Fiber laser injection: Efficient, reliable, rugged

•	Optical Enhancement Cavity (OEC): Stores laser energy 100,000 times

•	Pulsed laser output: High peak power and high average power

In directed energy defense applications, the existing approach focuses on the following:

•	Continuous High Energy Lasers

•	Long dwell times: 1 – 10 seconds

•	Beam deformation, distortion, tracking

•	Challenges to address fast moving hypersonic targets or swarms

•	Continuous Laser: 100 kW -> 1 megawatt (MW) in the future

In directed energy defense applications, the Blue Laser Fusion laser technology has the potential to enable, subject to successful completion of the planned 1 kJ pulsed OEC laser demonstration and directed energy testing and validation:

•	Instant delivery of high peak power pulses 100 nano second

•	Reduced challenges of beam delivery to target

•	Rapid engagement to address advanced threats

•	1 kJ Pulsed Laser: 10 gigawatt (GW) peak power

For fusion energy applications Blue Laser Fusion’s fusion architecture is being designed to achieve the following:

•	Blue Laser Fusion’s Pulsed OEC fiber laser

•	1/10 cost of laser

•	1/1000th of pump diodes & gain glass vs DPSS lasers

•	100,000 times Laser power storage for high energy pulses

•	Blue Laser Fusion’s DT fuel in Target Chamber: 10 times More Gain Blue Laser Fusion Direct Drive DT vs Indirect Drive

•	Blue Laser Fusion’s Heat Exchanger, Turbine & Generator deliver 1 gigawatt (GW) of electricity to the grid at 1/4 of the LCOE versus other fusion

We believe Blue Laser Fusion’s laser innovation has the potential to provide several advantages over existing solutions such as solid state “DPSS” lasers, which have many challenges for a 1 gigawatt (GW) fusion power plant, including the following:

•	Brute force, high power drive of system components

•	High number of costly components

•	100 gigawatt (GW) pump diodes

•	140 tons fragile gain glass

•	New factories needed

We believe Blue Laser Fusion’s OEC fiber laser has breakthrough cost potential for pulsed lasers for a 1GW fusion power plant due to the following:

•	Brilliant, low power drive into OEC to store & pulse energy

•	Small number of commercial off-the-shelf (“COTS”) components

•	0.1 gigawatt (GW) pump diodes

•	0.5 tons of optical fiber spool

•	COTS, no new factories

•	Blue Laser Fusion’s OEC FIBER LASER has potential for breakthrough cost for pulsed lasers for a 1 gigawatt (GW) fusion power plant

We believe Blue Laser Fusion’s advantages include:

•	1/1000th of optical pump power needed

•	No new diode factories required

•	No gain glass needed due to use of fiber amps

•	No new glass factories required

•	1/10th the cost versus other pulsed lasers (DPSSL)

Evolution of High Energy Lasers

The following illustrates the evolution of high energy lasers and the competitive landscape:

Evolution of High Energy Lasers for Directed Energy Defense Applications

2000’s:

•	Chemical Laser

•	ABL COIL, continuous

•	dangerous, cost prohibitive

2010’s:

•	Solid State Laser

•	DPSS electric, continuous

•	fragile, unreliable, expensive

2020’s:

•	Fiber lasers

•	CBC, continuous, fieldable

•	long dwell time challenges

2028+:

•	Blue Laser Fusion’s GigaPulse OEC fiber laser

•	CBC pulsed, instant engagement

•

100,000 times the peak power versus continuous beam lasers, designed to defeat advanced threats, subject to successful completion of the planned 1 kJ pulsed OEC laser demonstration and directed energy testing and validation

Evolution of High Energy Lasers for Fusion Energy:

Magnetic fusion has been in the research and development phase for many decades, but progress has been slow and remains far from achieving scientific gain of 1. International projects such as ITER are now delayed until 2045 – 2055 with substantial cost overruns. Laser fusion, on the other hand, has seen breakthrough performance with ignition and positive gain being shown in December 2022 at the National Ignition Facility (NIF) at Lawrence Livermore National Laboratory (LLNL) and repeated multiple times since with steadily increasing performance. This is being achieved with a lamp pumped solid state laser (LPSSL), with the intention to transition to diode pumped solid state laser (DPSSL).

Magnetic Fusion challenges:

•	Promise of secure, safe, clean energy

•	Unproven Ignition; Gain << 1

•	Unsolved reliability issues, including high cost uncertainty around critical first-wall durability (“1st Wall”); not modular

•	High costs; superconducting magnets

•	Supply issues: Costly new factories

•	10 times performance: Laser fusion vs Magnetic

•	“Fusion Triple Product” per U.S. DOE Phys. Plasmas 29, 062103 (2022)

Competition

We compete with a range of companies and research institutions pursuing different fusion approaches, including magnetic confinement, other inertial confinement methods, and hybrid approaches. Some of these competitors are larger, better funded, or supported by significant government investment. In the directed energy defense market, we compete against established defense contractors and other directed energy startups developing alternative laser architectures, particle beams, and high-power microwave systems. Blue Laser Fusion currently competes with a number of large domestic and international companies in the field of high-performance defense laser solutions and fusion energy commercialization, some of which have greater financial, technical, and management resources than we do. In addition, efforts to introduce new products into markets with established competitors expose us to additional competitive pressures.

In addition, we compete indirectly with established and emerging energy technologies, including renewable energy sources, energy storage systems, advanced nuclear fission (including small modular reactors), and fossil fuels. If competing technologies achieve commercial viability sooner, at lower cost, or with greater reliability, our technology may become economically uncompetitive. The growing demand for energy from data centers, AI infrastructure, electric vehicles, and onshore manufacturing may attract increased competition and investment in alternative energy solutions. Some of our competitors may be better positioned to meet changing customer needs and secure design wins. Increasing competition in the markets in which we operate may negatively impact our revenue and gross margins.

We believe that Blue Laser Fusion has the potential to achieve several competitive advantages in the fusion energy space, including the following:

•	Promise of secure, safe, clean energy

•	Proven ignition & gain of DT fuel

•	Solved First Wall issue

•	Modular => mitigates “1st Wall” risk

•	Commercial fusion enabled

•	Reliable OEC fiber laser: 10 shots/sec

•	Efficient OEC fiber laser: > 10% efficiency

•	Attractive LCOE and laser cost

•	Efficient Direct Drive ignition

•	Low-cost fiber amps & diode pumps

•	COTS supply, no new factories needed

Many of our competitors have longer operating histories, greater brand recognition, larger customer bases, and more extensive sales, marketing, and distribution resources than we do. In the directed energy defense market, established defense contractors have existing customer relationships, security clearances, and government contracting infrastructure that we lack. Furthermore, the laser defense and fusion energy industries have experienced significant private investment, government funding and consolidation in recent years. Such activity has altered and may continue to alter the competitive landscape, capabilities, and market shares of industry participants, which could put us at a competitive disadvantage and harm our results of operations.

Research and Development

We believe Blue Laser Fusion has achieved compelling progress since inception, including in the following areas:

•	OEC laser

•	1.5m, 15m OEC builds are complete

•	150,000 times laser power storage has been demonstrated in prototype OEC lasers, see SPIE Proceedings Volume 13888, Optical Technologies for Inertial Fusion Energy II; 1388809 (2026)

•	Targeting 100J, 15m OEC

•	GW Fusion pilot plant

•	Conceptual design is drafted and ongoing

•	MOUs signed for fusion energy projects in California (U.S.), Italy, and Japan

Blue Laser Fusion intends to use a portion of the proceeds from the Offering to achieve technical and commercial progress in the 2026-2028 timeframe with respect to the following:

•	OEC laser

•	Full scale 1kJ demonstration

•	Complete laser engineering, TRLs

•	Go-to-market Defense/Energy 2028

•	GW fusion pilot plant (FPP)

•	Finalize site selection

•	Complete conceptual design

•	Initiate engineering design

Blue Laser Fusion has achieved third-party validation from government contract awards as well as peer-reviewed publication. Specifically, Blue Laser Fusion has secured two contracts from the U.S. Department of Energy’s INFUSE program, as well as the Japan Fusion Moonshot program. These contracts are for research and development purposes and do not represent commitments for future procurement of commercial products. There can be no assurance that these relationships will result in future contracts or commercial opportunities. Blue Laser Fusion has published a peer-reviewed overview of the technology architecture and has presented at multiple defense- and energy-related conferences.

Intellectual Property

Blue Laser Fusion has established a comprehensive IP portfolio with more than 120 patents and applications internationally and maintains design know-how as trade secrets. Blue Laser Fusion’s patent portfolio includes the following:

•	>120 patents and applications

•	>70 U.S. patents

•	>20 issued patents

•	>60 pending

•	>40 foreign including Foreign-China, Japan, India, UAE, SA, Canada, Korea, Europe, Great Britain

Blue Laser Fusion’s IP is focused in the following areas:

•	Fusion & Directed Energy Systems

•	Target, Reactor Method, Devices

•	Laser, OEC, CBC Method, Devices

•	Optical Components Method, Devices

Regulatory Compliance

Blue Laser Fusion plans to operate in full compliance with applicable U.S. export control laws and regulations, including the Export Administration Regulations (EAR) and the International Traffic in Arms Regulations (ITAR), particularly as they pertain to laser and energy technologies. Our directed energy defense products may be classified as defense articles under ITAR, which would subject them to the most restrictive export control requirements, including State Department licensing for all exports and potential foreign military sales requirements. Violations of export control laws can result in significant civil and criminal penalties, loss of export privileges, and reputational harm.

We anticipate that our lasers and energy systems will be evaluated for export classification, and in many cases will be designated on the Commerce Control List (CCL), Category 6, Sensors and Lasers. In some cases, Blue Laser Fusion’s lasers may be EAR99, a classification used for items that are subject to the EAR but not listed on the Commerce Control List (CCL). Items classified as EAR99 generally do not require a license for export, unless they are being shipped to a sanctioned country, end-user, or for a prohibited end-use. This designation facilitates broader international distribution while still falling under the purview of U.S. export control law.

To ensure ongoing compliance with these regulations, Blue Laser Fusion has enacted an export compliance policy and has engaged experienced outside export control counsel to evaluate our products and internal processes. As Blue Laser Fusion transitions into the commercialization phase, its compliance program will include guidance on end-use screening, customer due diligence, and the proper classification and documentation of exports.

While Blue Laser Fusion’s hardware will be developed in compliance with U.S. export regulations, including those that enable dual-use commercial technologies, the final regulatory approval and responsibility for system-level deployment and operational compliance typically resides with the end system provider or integrator deploying the technology. Blue Laser Fusion is committed to responsible innovation and the secure, lawful distribution of advanced laser and energy systems globally.

Manufacturing and Supply Chain

We retain internal control of our core laser architecture, design, and supply chain, including seed lasers, fiber amplifiers, coherent beam combination, OEC laser designs, locking control systems, mirror specifications, and our fusion energy reactor technologies. Blue Laser Fusion will perform assembly of systems initially in California, and will adjust in the future for best cost, quality, and timing. Blue Laser Fusion runs RFI and RFQ processes for critical supply items and manages procurement of customized components by working directly with the vendors under non-disclosure agreement. Blue Laser Fusion intends to conduct manufacturing activities in the United States, and has carefully selected vendors from the U.S., the United Kingdom, the European Union, and Japan.

We intend to commercialize our products with vendor partners that are certified under internationally recognized ISO standards, ensuring high-quality, compliant production while maintaining flexibility and scalability.

Sales and Business Development

Blue Laser Fusion has generated initial revenue through the licensing of its laser plasma simulation code and intends to transition to commercial revenues for prototype OEC lasers as early as 2028. Blue Laser Fusion has initiated early-stage technical and commercial discussions with defense and fusion energy customers.

Additionally, Blue Laser Fusion has established MOUs related to fusion energy projects with RSE in Italy, and with REACH in Central California, and with a confidential Japanese AI/datacenter leader. These MOUs are the first step toward establishing pilot plants in these locations in 2032-2034+.

Blue Laser Fusion’s early market access strategy is designed to build credibility, accelerate validation, and establish a strong ecosystem presence. Key elements of this approach include:

•

Technical demonstrations and prototypes. We are actively developing and showcasing functional prototypes to demonstrate the performance, scalability, and manufacturability of our OEC laser solutions. These demonstrations serve as critical proof points for potential customers, partners, and investors. We present at commercial tradeshows and publish on the results at commercial and government run conferences, including SPIE Photonics West, Directed Energy Professional Society, and Fusion Industry Association, among others.

•	Strategic partnerships: We intend to pursue strategic relationships and collaborations with government labs, leading laser and energy research institutions, and commercial companies, such as:

•	US DOE INFUSE

•	IFE-Star RISE fusion HUB

•	FIRE Collaboratives, Milestone Program.

•	Caltech / LIGO

•	Colorado State University

•	IFE STAR

•	General Atomics

•	Idaho National Laboratory

•	Caltech

•	Lawrence Livermore National Laboratory (LLNL)

•	University of Rochester Laboratory for Laser Energetics

Environmental Considerations

We are committed to sustainable operations and full regulatory compliance with all applicable federal, state, and local environmental standards. Our laser and fusion energy operations and hazardous material handling will be managed by qualified third-party providers who adhere to industry best practices and maintain strict compliance with all relevant regulations.

Employees

Blue Laser Fusion is led by our CEO, co-founder, and board member Dr. Shuji Nakamura, a 2014 Nobel Prize winner and inventor of LED lighting and blue lasers which have revolutionized the global energy landscape through the solid-state lighting revolution. Richard Ogawa, our General Counsel, co-founder, and board member, leads Blue Laser Fusion’s intellectual property strategy, export compliance, and contracts. Dr. Paul Rudy, our Vice President, Business, co-founder, and board member, leads our business development strategy, with experience in the defense and energy lasers and photonics space. As of June 15, 2026, we had approximately 20 total full-time and part-time employees, including 14 in research and development, 1 in sales and marketing, and 5 in general and administrative. We also work with consultants and contractors in the ordinary course of our business. We intend to expand hiring in engineering, operations, and business development as we progress toward pilot production and customer engagement.

Properties

Blue Laser Fusion is headquartered near Goleta, California. We have a lease for our administrative functions and a lab for research and development and initial customer pilot production. We expect our facility will support corporate offices for executive, finance, and product functions. Our facility is expected to expand to support developing and production of the 1 kJ laser. We believe that our current facilities are sufficient to support our current and anticipated operations for the foreseeable future.

Legal Proceedings

Blue Laser Fusion is not currently involved in any material litigation or regulatory actions. We intend to maintain appropriate directors and officers insurance and insurance coverage for a company at our stage of development.

Available Information

Our principal offices are located at 6950 Hollister Ave, Goleta, CA 93117 and our telephone number is 650-906-0323. Our website is www.bluelaserfusion.com. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge on our website at www.bluelaserfusion.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

RISK FACTORS

This Report contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors.

Risks Related to Our Industry, Business, and Operations

We are an early-stage company with an unproven business model based on technologies that are still in development, and we may never achieve commercial success.

We are a pre-revenue, development-stage company pursuing commercially unproven technologies, including laser-driven fusion energy and pulsed laser systems for directed energy defense applications. The commercial viability of fusion energy has never been demonstrated at scale by any company, and there is no assurance that our approach will achieve the technical milestones necessary for commercialization. Our directed energy defense applications similarly face significant technical, regulatory, and market adoption challenges, and we have not yet completed the full-scale 1 kJ pulsed OEC laser demonstration or tested our laser technology in a directed energy defense application. Our technology is based on novel concepts that may not perform as expected under real-world conditions. The development of our products will require substantial capital investment, continued technical innovation, and successful completion of developmental and engineering milestones, none of which can be assured. Fusion energy in particular is an emerging technology sector in which no company has yet achieved commercial-scale power generation. Investors should be aware that they may lose their entire investment if our technologies fail to achieve commercial viability.

Our laser fusion and directed energy technologies are unproven at commercial scale and may never achieve sustained, economically viable deployment.

Our business is dependent on the successful development and commercialization of our proprietary pulsed laser architecture, including our laser optical enhancement cavity (OEC) technology. While the National Ignition Facility (NIF) at Lawrence Livermore National Laboratory (LLNL) demonstrated fusion ignition and net energy gain in December 2022, translating this scientific achievement to a commercially viable power plant presents substantial challenges. Our OEC technology must demonstrate sustained, high-repetition-rate operation at gigawatt-scale power levels and efficiencies sufficient for commercial viability. Our approach requires advances in multiple complex scientific and engineering disciplines, including high peak power laser systems, plasma physics, materials science, precision optics, and scalable manufacturing of OEC components. In addition, our directed energy defense applications require demonstration of effective target engagement, system reliability, and cost-effectiveness compared to conventional weapon systems. These challenges may prove more difficult than anticipated or may not be solvable with existing or foreseeable technology. If we are unable to demonstrate commercially viable fusion energy production or effective directed energy defense systems, our business would not be viable.

We face significant challenges in scaling our technology from prototype systems to commercial deployment.

Transitioning our OEC technology from laboratory and prototype systems to commercial-scale power plants involves substantial engineering, manufacturing, and operational challenges. Our directed energy defense systems must similarly transition from development to production and field deployment. We may encounter difficulties in system integration, reliability, maintenance, and cost control. Delays, cost overruns, or technical failures during scale-up could materially and adversely affect our business, prospects, financial condition, and results of operations.

Our commercialization timeline is highly uncertain and subject to significant delays.

The development and commercialization of laser fusion energy technology and directed energy defense systems is subject to inherent uncertainty. Our ability to achieve key technical milestones, such as reliable high-repetition-rate laser operation, cost-effective OEC component manufacturing, system integration at commercial scale, and grid-scale electricity generation or defense deployment, is uncertain. We have targeted initial commercial revenue generation for 2028 and a fusion pilot plant as early as 2032-2034, but these timelines are subject to significant uncertainty and may be delayed. Any delays in achieving these milestones would delay or prevent commercialization and could materially and adversely affect our business and financial condition. In addition, our directed energy defense applications may require extensive testing, qualification, and approval processes before deployment. This in turn could further extend commercialization timelines. Investors should not place undue reliance on our projected timelines. Our failure to achieve our milestones in a timely manner or at all would materially and adversely affect our business, prospects, financial condition, and results of operations.

Our business depends on specialized components and supply chains that are not yet established at scale.

Our OEC technology requires highly specialized components, including high peak power laser systems, precision optics, stability, advanced optical coatings, and custom-engineered subsystems. Many of these components are available only from a limited number of suppliers or require bespoke manufacturing processes that have not been demonstrated at commercial scale. Our directed energy defense systems may require additional specialized components subject to defense industry supply chain constraints. Supply chain disruptions, delays, quality issues, or cost increases could significantly impair our ability to develop and deploy our systems. Our failure to develop and deploy our systems in a timely manner or at all would materially and adversely affect our business, prospects, financial condition, and results of operations.

Even if we successfully develop our technology, we may not achieve market acceptance or economic competitiveness.

The markets for fusion energy and directed energy defense systems are emerging and not yet fully established. Even if we successfully develop commercially viable systems, customers—including electric utilities, data center operators, government defense agencies, and industrial end-users—may be reluctant to adopt new and unproven technologies. Our fusion energy systems must achieve cost competitiveness with existing energy sources, including natural gas, renewables, and advanced nuclear fission, to meet the acute and increasing demand for power from data centers, AI infrastructure, electric vehicles, and onshore manufacturing. Our directed energy defense systems must demonstrate effectiveness, reliability, and favorable cost-per-shot economics compared to conventional kinetic weapons and missile defense systems. Factors such as capital costs, operating costs, system reliability, and regulatory requirements will affect adoption. If we are unable to achieve widespread market acceptance in either market, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

We may depend on strategic partners, government funding, and collaborative relationships.

We may rely on partnerships with U.S. government agencies (including the Department of War and Department of Energy), research institutions (including national laboratories such as Lawrence Livermore National Laboratory (LLNL)), and commercial entities to fund and support our development efforts. Partnerships with national laboratories may involve complex intellectual property arrangements and restrictions on commercial use. The loss of key partnerships or funding sources could significantly delay our progress and materially and adversely affect our business, prospects, financial condition, and results of operations.

Our technology involves potential safety, environmental, and reputational risks.

Although fusion energy is generally considered to present fewer safety risks than traditional nuclear fission due to the absence of long-lived radioactive waste and meltdown risk, our operations involve high-energy laser systems, precision optics, and complex engineering processes that present their own hazards. Our directed energy defense applications, by their nature, involve weapon systems designed to neutralize threats, which may attract heightened regulatory scrutiny, public concern, and reputational risk. Any accidents, safety incidents, or perceived risks could result in regulatory action, project delays, or reputational harm. Public perception of nuclear-related technologies or weapons systems could negatively impact acceptance of our solutions. This in turn could materially and adversely affect our business, prospects, financial condition, and results of operations.

The regulatory framework applicable to fusion energy is evolving and may impose significant costs and delays.

Fusion energy is subject to a developing regulatory landscape in the United States and internationally. Regulatory authorities, including the U.S. Nuclear Regulatory Commission and other federal, state, and local agencies, may impose licensing, safety, environmental, and operational requirements that are uncertain and may change over time. Our directed energy defense applications are subject to separate regulatory frameworks, including Department of War procurement regulations, International Traffic in Arms Regulations (ITAR), Export Administration Regulations (EAR), and potential foreign government approvals. The dual-use nature of our laser technology may subject us to heightened export control scrutiny, limiting our ability to collaborate internationally, access certain markets, or share technology with potential partners. Compliance with existing and future regulations could result in significant costs, delays, or restrictions on our operations. This in turn could materially and adversely affect our business, prospects, financial condition, and results of operations.

Our directed energy defense business is subject to significant government contracting risks and regulatory requirements.

We are pursuing applications for our pulsed laser technology in directed energy defense systems for U.S. and international defense customers. Government contracting presents unique risks, including: dependence on government budget appropriations and spending priorities, which are subject to political uncertainty; extensive and costly compliance requirements, including those related to cost accounting, procurement, and contract administration; strict security clearance requirements for personnel and facilities; potential for contract terminations for convenience or for default; lengthy and complex procurement and certification processes that may take years to complete; significant competition from established defense contractors with greater resources, relationships, and past performance records; ITAR and EAR export control restrictions that limit our ability to market technology internationally or collaborate with foreign partners; and political and budgetary uncertainties that may delay or cancel procurement programs. Our failure to comply with applicable laws, regulations, and contract requirements could result in contract termination, civil or criminal penalties, debarment, and reputational harm. We have limited experience with government contracting, and there can be no assurance that we will successfully compete for or perform government contracts. The U.S. government typically does not commit to long-term funding, and programs are subject to annual appropriation cycles. Our inability to successfully navigate the government contracts process and regulatory requirements could significantly delay our progress and materially and adversely affect our business, prospects, financial condition, and results of operations.

We have incurred recurring losses and experienced negative cash flows from operations, which in turn may require us to seek additional capital to fund our operations in the future. If we are unable to obtain such financing on acceptable terms, or at all, we may be forced to scale back or cease our operations.

As of December 31, 2025, and through June 30, 2026 (the date of our interim financial statements), we have experienced recurring losses and negative cash flows from operating activities. As a result, we may seek, or be required to seek, additional financing to fund our operations in the future, including potential equity, debt, or equity-linked financing. If we are unable to obtain additional financing on acceptable terms, or at all, we may be forced to scale back or cease our operations.

We have a limited operating history, expect significant losses, and may experience financial volatility.

We are an early-stage company with a limited operating history and no history of commercial revenue from our fusion energy systems or otherwise. Since inception, we have incurred losses and expect to continue to incur substantial operating losses for the foreseeable future, including the next several years, as we commence and invest in our research and development efforts and develop manufacturing, sales, marketing and distribution capabilities and infrastructure. We may never achieve profitability, and even if we do, we may not be able to sustain it. We currently generate limited or no revenue from our core fusion energy business and may initially derive revenue primarily from directed energy defense contracts, grants, or other non-recurring sources of funding. As a result, our financial results may fluctuate significantly from period to period, and we may not achieve stable or predictable revenue. Our ability to fund fusion energy development will depend to a significant degree on our ability to secure defense contracts and government funding and our failure to do so could significantly delay our progress and materially and adversely affect our business, prospects, financial condition, and results of operations.

Accordingly, our business is subject to all of the risks inherent in the establishment of a new business enterprise, which make our prospects hard to evaluate. Any evaluation of our business and our prospects must be considered in light of the uncertainties, problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. There can be no assurance that the products under development by us will be approved for sale in the United States or elsewhere. Furthermore, there can be no assurance that if such products are approved they will be successfully commercialized, and the extent of our future losses and the timing of our profitability are highly uncertain. Many of these factors are beyond the control of our management. If we are unable to achieve profitability, we may be unable to continue our operations.

We will require substantial additional capital, and such financing may not be available on acceptable terms, if at all. Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The development of fusion energy systems is highly capital-intensive. We expect to require significant additional funding to support ongoing research and development, build prototype and demonstration systems, and ultimately construct commercial-scale facilities. We may seek to raise additional capital through equity offerings, debt financings, strategic partnerships, or government funding. Such financing may not be available when needed, on acceptable terms, or at all. If we raise additional capital through equity or equity-linked financings, existing investors may experience significant dilution. Additionally, the terms of any debt financing may impose restrictive covenants that limit our operating flexibility. There can be no assurance that we will be able to secure the additional capital necessary to achieve our business objectives.

We have limited access to the capital markets to raise capital. The capital markets have been unpredictable in the recent past for unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables in market conditions that are beyond our control. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially and adversely affected.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in trade policies that could adversely impact our ability to source and sell products internationally. For example, the U.S. government has recently imposed and/or threatened tariffs on a broad range of imported goods, particularly those from China, in response to perceived unfair trade practices. In retaliation, the Chinese government has imposed significant tariffs on certain U.S. products.

We rely on global supply chains for certain components and products used in our operations. Governmental actions affecting international trade, such as the imposition of tariffs, quotas, export restrictions, or other trade barriers could materially increase our cost of goods, delay shipments, or disrupt supply chains. For example, in recent years, the U.S. government has imposed, and continues to consider, significant tariffs and trade restrictions on a broad range of imports from China in response to perceived unfair trade practices. In turn, China and other affected countries have implemented retaliatory measures.

Although we cannot predict future actions regarding tariffs, export restrictions, or other trade barriers—nor the products or countries that may be affected—the global trade environment remains dynamic and uncertain. Such developments could materially affect our operations, particularly if significant tariffs or restrictions are placed on goods imported.

While we have the ability to source certain products from alternative regions, such alternatives may not fully offset the impact of sudden or widespread trade disruptions. Further escalation of trade tensions or regulatory restrictions could materially and adversely affect our business, prospects, financial condition, and results of operations.

We operate in the defense, energy, and laser / photonics segments, which are cyclical and subject to significant downturns.

The markets in which we operate, including defense, energy, and laser / photonics segments, are subject to cyclical trends and rapid technological evolution. These segments are characterized by constant product innovation, evolving standards, compressed product lifecycles, and fluctuations in customer demand and capital spending. In addition, intense pricing pressure and the risk of product obsolescence may lead to inventory write-downs, margin compression, and declining average selling prices. Periods of weak demand in defense, energy, laser / photonics segments, AI infrastructure, hyperscale data centers, or broader industrial markets may result in excess capacity and reduced profitability for companies like ours. If we are unable to respond swiftly to such downturns by adjusting our cost structure, research and development priorities, or go-to-market strategies, our revenue, gross margins, liquidity, and overall financial performance could be materially and adversely affected.

Our revenue growth and gross margin are substantially dependent on our successful development and commercialization of new laser and fusion energy products and services based on our proprietary and novel pulsed laser architecture based on high peak power laser optical enhancement cavity (OEC) technology.

Maintaining or growing our revenue will depend, among other things, on our ability to timely develop and introduce new products that address evolving customer requirements for performance, size, weight, power, energy efficiency, integration, and cost-effectiveness in the defense and energy sectors. Failure to introduce new products at sufficient volumes or on schedule could materially and adversely affect our revenue growth.

The development and commercialization of pulsed OEC lasers for defense and fusion energy is a complex process involving advanced laser architectures, precision optics, materials science, and system-level performance validation. We have experienced, and may continue to experience, delays or setbacks in product development, engineering, or ramping manufacturing capacity. Our ability to successfully develop products depends on various factors, including accurate anticipation of customer needs and evolving technical standards; availability of skilled engineers and manufacturing capabilities; design and production yield performance; customer acceptance of our technology; protection of our intellectual property; and securing licenses for third-party technologies when necessary.

New product development cycles in our industry typically span over one year and require substantial investment in research and development, engineering, and commercialization efforts, with potential delays before return on investment is realized. Failure to anticipate or respond promptly to technological shifts or competitive innovations could result in loss of design wins, declining market share, reduced gross margins, and adversely impact our ability to sustain or grow revenue. This in turn would materially and adversely affect our business, prospects, financial condition, and results of operations.

Fusion energy commercialization involves unprecedented technical, regulatory, and commercial challenges, and there can be no assurance we will ever generate revenue from fusion energy applications.

While scientific breakthroughs have been demonstrated at government research facilities such as the National Ignition Facility (NIF) at Lawrence Livermore National Laboratory (LLNL), the transition from laboratory demonstration to commercial power generation involves numerous technical, engineering, economic, and regulatory challenges that have not been solved. These challenges include, among others: achieving consistent “net energy gain” at commercially viable efficiency levels; developing materials that can withstand the extreme conditions of repeated fusion reactions; creating systems capable of continuous operation rather than single-shot experiments; designing economically competitive power plants that can compete with existing energy sources; obtaining necessary regulatory approvals, which do not yet exist for commercial fusion power plants; and developing a supply chain for fusion-grade materials and components. There can be no assurance that we or anyone else will successfully commercialize fusion energy within any particular timeframe, if ever.

The outcome of any litigation in which we are involved in is unpredictable and an adverse decision in any such matter could subject us to damage awards and lower the market price of our stock.

From time to time, we may be a party to certain litigation matters. Any such disputes, litigations, investigations, administrative proceedings or enforcement actions may divert financial and management resources that would otherwise be used to benefit our operations, result in negative publicity and harm our customer or supplier relationships. An adverse resolution of any such matter in the future, including the results of any amicable settlement, could subject us to material damage awards or settlement payments, loss of contractual or other rights, injunctions or other limitations on the operation of our business or other material harm to our business.

We may fail to successfully acquire or integrate new businesses, products, and technology, and we may not realize expected benefits, resulting in harm to the business.

We intend to grow our business through acquisitions of complementary companies, products, or technologies that align with our strategic goals. However, identifying suitable acquisition targets can be challenging, costly, and time-consuming, and we may not always be able to successfully complete such transactions. Moreover, acquisitions could divert management’s attention from core operations, potentially impacting our business performance.

Even if acquisitions are completed, successfully integrating new organizations, products, technologies, and employees is complex and may not achieve anticipated benefits or synergies. Potential unknown issues such as product quality deficiencies, regulatory compliance gaps, or intellectual property risks—undetected during due diligence—could arise post-acquisition. Addressing such issues may be costly and time-consuming, potentially adversely affecting our financial condition and operations.

Acquisitions may also introduce unanticipated expenses, liabilities, and operational complexities, including compliance challenges under regulations such as the Sarbanes-Oxley Act. There is no assurance that acquisitions will improve profitability or cash flow, and failure to realize expected benefits could harm our business and financial results.

We operate in intensely competitive markets. Our failure to compete effectively would harm our results of operations.

We compete with a range of companies and research institutions pursuing different fusion approaches, including magnetic confinement, other inertial confinement methods, and hybrid approaches. Some of these competitors are larger, better funded, or supported by significant government investment. In the directed energy defense market, we compete against established defense contractors and other directed energy startups developing alternative laser architectures, particle beams, and high-power microwave systems. Blue Laser Fusion currently competes with a number of large domestic and international companies in the field of high-performance defense laser solutions and fusion energy commercialization, some of which have greater financial, technical, and management resources than we do. In addition, efforts to introduce new products into markets with established competitors expose us to additional competitive pressures.

In addition, we compete indirectly with established and emerging energy technologies, including renewable energy sources, energy storage systems, advanced nuclear fission (including small modular reactors), and fossil fuels. If competing technologies achieve commercial viability sooner, at lower cost, or with greater reliability, our technology may become economically uncompetitive. The growing demand for energy from data centers, AI infrastructure, electric vehicles, and onshore manufacturing may attract increased competition and investment in alternative energy solutions. Some of our competitors may be better positioned to meet changing customer needs and secure design wins. Increasing competition in the markets in which we operate may negatively impact our revenue and gross margins.

We may also face discriminatory or anti-competitive practices from our competitors that could impede our growth, cause us to incur additional expenses, or otherwise negatively affect our business. Additionally, some competitors may use their market power to discourage customers from purchasing our products.

Moreover, many of our competitors have longer operating histories, greater brand recognition, larger customer bases, and more extensive sales, marketing, and distribution resources than we do. In the directed energy defense market, established defense contractors have existing customer relationships, security clearances, and government contracting infrastructure that we lack.

Furthermore, the laser defense and fusion energy industries have experienced significant private investment, government funding and consolidation in recent years. Such activity has altered and may continue to alter the competitive landscape, capabilities, and market shares of industry participants, which could put us at a competitive disadvantage and harm our results of operations. Our ability to pursue international defense sales may be limited by export controls, foreign policy considerations, and competition from established defense contractors with existing customer relationships. Our failure to compete effectively would materially and adversely affect our business, prospects, financial condition, and results of operations.

Costs related to defective products could have a material adverse effect on us.

We develop and intend to sell highly complex OEC laser and fusion energy products and services, and accordingly, there is a risk of defects in our products. Such defects could lead to significant costs, including customer warranty claims, the cost of replacement products, increased support and service efforts, or loss of customer goodwill. Moreover, since the cost of replacing defective products is often much higher than the price of the components themselves, we may be subject to claims from customers for damages exceeding the amounts paid to us, including consequential damages.

In addition, because our lasers may be integrated into customer systems that support mission-critical applications such defense or energy production, any malfunction or defect in our products that contributes to the failure of these systems could expose us to liability claims, reputational harm, or the loss of future business. Our customers may be required to recall or replace their end-products if a defect is traced back to our components, and in such cases, they may seek indemnification or cost-sharing from us. If such product issues arise in high-volume or high-stakes markets, we could incur substantial expenses and reputational damage. Any such defect-related costs could materially and adversely affect our reputation, business, results of operations, and financial condition.

We may, in the future, seek to enter into collaborations with third parties for the development and commercialization of our technologies. If our collaborators cease development efforts under our collaboration agreements, or if any of those agreements are terminated, these collaborations may fail to lead to commercial products and we may never receive milestone payments or future royalties under these agreements.

Given our current early stage of development, we may in the future seek collaborations with academic institutions, component manufacturers, or other players in the laser / photonics, defense and energy sectors to advance the commercialization of OEC pulsed laser based platform. If we fail to enter into suitable agreements, or if such collaborations are not successful, we may be unable to leverage external resources to further our product development and commercialization efforts.

With both our existing agreements and any future collaborations, we will have limited control over how much and when collaborators commit resources, set development timelines, or choose technology directions. As a result, our ability to derive value from these arrangements depends heavily on the collaborators’ ability to perform their assigned responsibilities.

Collaborations may expose us to the following risks:

•	Collaborators may devote fewer resources or less effort to the project than we expect;

•	Collaborators may suspend or terminate development due to internal strategy shifts, lack of funding, or external events such as mergers and acquisitions;

•	Collaborators may delay prototyping, halt development plans, or require changes in our designs that increase cost or time;

•	Collaborators may independently develop or co-develop competing technologies if they perceive better commercial potential;

•	Even if they hold distribution rights, collaborators may not dedicate sufficient resources to market our products;

•	Collaborators may mishandle or inadequately protect our IP, or misuse proprietary information, exposing us to litigation or loss of rights;

•	Disputes with collaborators could delay or terminate projects and drain our resources;

•	If agreements are terminated, we may be forced to continue development alone, assuming all associated costs.

As a result, our current or future collaborations may fail to advance our platform efficiently or at all. If a collaborator undergoes a major business change—such as a merger or restructuring—they may reduce or cease focus on our projects, potentially harming our business, financial condition, results of operations, and future prospects.

Moreover, if a collaboration is terminated, we may have to independently fund pre-commercialization efforts, handle marketing, or defend IP—any of which could alter our business strategy and materially impact our financial and operational trajectory.

Our products are in the early stages of development.

Our products are at an early development stage. Further design, development, laboratory testing, engineering validation, and specific qualification processes will be required before our products can be commercially launched. Adverse or inconclusive results from pre-commercial testing or qualification procedures may substantially delay or halt the further development or commercialization of one or more of our products.

We currently have no sales and marketing organization. If we are unable to establish satisfactory sales and marketing capabilities and/or secure a sales and marketing partner, we may not successfully commercialize our products.

We do not have direct experience in sales or marketing. To commercialize our products, if and when they are ready for market, we must build our marketing, sales, managerial, and other non-technical capabilities or make arrangements with third parties to perform these functions, which may not be successful. Despite the technical expertise of our leadership team, we have limited experience as a company in sales and marketing. Building and managing a sales organization involves significant challenges, including hiring, retaining, and incentivizing qualified personnel, generating sales leads, providing adequate training, and managing a geographically dispersed team.

In addition, we may not be able to enter into collaboration agreements with sales and marketing partners on acceptable terms or at all. Even if such partnerships are formed, we may have limited control over the sales, marketing, and distribution activities of third parties. Our future revenues may heavily depend on these partners’ efforts. If we choose to build our own sales and marketing infrastructure, we may not achieve a positive return on this investment. Furthermore, we must compete with established, well-funded semiconductor and technology companies to recruit, hire, and retain skilled sales personnel.

Factors that may inhibit our commercialization efforts without strategic partners include:

•	Our inability to recruit and retain sufficient, effective sales and marketing personnel;

•

Challenges for sales personnel in accessing or persuading target customers such as government customers, defense prime contractors, energy customers including wholesale markets, electric utilities, or large commercial customers;

•	The absence of a broad product portfolio, which may place us at a competitive disadvantage relative to companies with more extensive offerings; and

•	Unanticipated costs and expenses associated with developing an independent sales and marketing organization.

Our success depends on our ability to attract and retain highly skilled personnel, and the loss of key employees could adversely affect our business.

Our business depends on a small number of highly specialized scientists, engineers, and technical personnel with expertise in fields such as plasma physics, high-energy laser engineering, precision optics, OEC system design, and advanced manufacturing. We also require personnel with experience in defense contracting and government procurement processes. Competition for such personnel is intense, particularly from government laboratories, defense contractors, and other fusion and directed energy companies. The loss of key employees or our inability to attract and retain qualified personnel could delay development and adversely affect our business. There also is a risk that changes in immigration laws and regulations, or their administration or enforcement, can impair our ability to attract and retain qualified engineering personnel. In the U.S., where a significant portion of our research and development teams are located, tightening of immigration controls may adversely affect the employment status of non-U.S. engineers and other key technical employees or further impact our ability to hire new non-U.S. employees. There are significant costs to the Company associated with attracting and retaining qualified personnel in key technology positions. Recruiting and employee costs, such as cash and stock-based compensation, have increased relative to historic levels and may continue to increase, which could adversely affect our results of operations.

We are highly dependent upon our CEO and co-founder, Dr. Shuji Nakamura, and a small team of key executives and technical experts.

Our success depends significantly upon the continued services of Dr. Shuji Nakamura, our CEO, co-founder, and a 2014 Nobel Prize laureate for his invention of efficient blue light-emitting diodes. Dr. Nakamura’s scientific reputation, industry relationships, and technical expertise are central to our credibility with investors, partners, government agencies, and customers in both the directed energy defense and fusion energy markets. The loss of Dr. Nakamura’s services, whether due to death, disability, or voluntary departure, could materially and adversely affect our ability to attract funding, secure partnerships, recruit talent, and commercialize our technology. We also depend on a small team of key executives and technical experts, including Richard Ogawa, our General Counsel and co-founder, and Dr. Paul Rudy, who leads business development. Our executives’ and team’s knowledge of the market, our business, and our Company represents a key strength that cannot be easily replicated. We do not maintain key person life insurance on Dr. Nakamura or any of our other executives. The success of our business strategy and our future growth also depend on our ability to attract, train, retain, and motivate skilled managerial, sales, administration, development, and operating personnel. Competition for qualified personnel in the laser, photonics, defense, and energy sectors is intense, and we may not be able to attract or retain the personnel necessary to achieve our business objectives.

Our insurance coverage may not adequately cover all potential risks and liabilities, and we may be unable to maintain sufficient coverage on commercially reasonable terms.

We maintain certain commercial insurance policies, including general liability, workers’ compensation, health insurance, and directors and officers (D&O) liability insurance. However, our current insurance coverage may not adequately protect us against all potential risks and liabilities associated with our business, including product liability, cyber liability, property damage, business interruption, or other operational risks.

As our business evolves, particularly as we scale operations for directed energy defense systems and fusion energy development, we may require additional types or increased levels of insurance coverage. There can be no assurance that we will be able to obtain or maintain adequate insurance coverage on commercially reasonable terms, or at all. Any gaps in our insurance coverage, or our inability to obtain sufficient coverage, could expose us to substantial uninsured liabilities in the event of claims or losses, which could have a material adverse effect on our business, financial condition, and results of operations.

Additionally, our insurance policies are subject to various exclusions, limitations, and conditions that may prevent coverage from applying in certain circumstances. Insurers may also dispute coverage or seek to rescind policies, and any such disputes could result in delays, costs, and uncertainties regarding our protection against claims. These factors could make us less attractive to prospective investors, partners, or customers, and may impair our ability to raise future capital or enter into critical business relationships.

We may have conflicts with our partners that could delay or prevent the development or commercialization of our product.

We may have conflicts with our partners, such as disputes concerning the interpretation of technical milestones, ownership of jointly developed intellectual property, fulfillment of development obligations, payment for services, or the interpretation of contractual terms. If conflicts arise, a partner may act in a manner that is contrary to our business interests. Any such disagreement could result in one or more of the following outcomes, each of which could delay or prevent the development, commercialization, or deployment of our technology solutions and, in turn, negatively impact our ability to generate revenue.

Any such disagreement could result in one or more of the following, each of which could delay or prevent the development or commercialization of our products, and in turn prevent us from generating revenues: unwillingness on the part of a partner to pay us milestone payments or royalties we believe are due to us under a collaboration; uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations; unwillingness by the partner to cooperate in the development or manufacture of the product, including providing us with product data or materials; unwillingness on the part of a partner to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities; initiating of litigation or alternative dispute resolution options by either party to resolve the dispute; and attempts by either party to terminate the agreement.

Such outcomes could materially impact our operations, delay our go-to-market strategy, or harm our reputation with future partners or customers.

Risks Related to Our Intellectual Property and Cybersecurity

We may incur liabilities for claims of intellectual property infringement relating to our products.

The laser / photonics, defense and energy industries are generally subject to frequent litigation regarding patents and other intellectual property rights. In the past we have been, and may in the future be, subject to claims that we have breached, infringed or misappropriated patent, license or other intellectual property rights. Our customers may assert claims against us for indemnification if they receive claims alleging that their or our products infringe upon others’ intellectual property rights, and have in the past and may in the future choose not to purchase our products based on their concerns over such a pending claim.

In the event of an adverse result of any intellectual property rights litigation, we could be required to incur significant costs to defend or settle such litigation, pay substantial damages for infringement, expend significant resources to develop non-infringing technology, incur material liability for royalty payments or fees to obtain licenses to the technology covered by the litigation or be subjected to an injunction, which could prevent us from selling our products, and materially and adversely affect our revenue and results of operations. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, lost sales or damaged customer relationships and diversion of management’s attention and resources.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete.

Our future success and ability to compete is dependent in part upon our protection of our proprietary information and technology through patent filings, enforcement of agreements related to intellectual property and otherwise. We cannot be certain that any patents we apply for will be issued or that any claims allowed from pending applications will be of sufficient scope or strength to provide meaningful protection or commercial advantage. Our competitors may also be able to design around our patents. Similarly, counterparties to our intellectual property agreements may fail to comply with their obligations under those agreements, requiring us to resort to expensive and time-consuming litigation to protect our rights, which may or may not be successful. Although we intend to vigorously defend our intellectual property rights, we may not be able to prevent misappropriation of our technology or may need to expend significant resources in defending our rights.

We rely on a comprehensive portfolio of more than 120 patents and patent applications internationally, as well as trade secrets and proprietary know-how, and other unpatented proprietary information relating to our product development and manufacturing activities to protect our OEC technology and related innovations. While we enter into confidentiality agreements with employees and other parties to protect this information, we cannot be sure these agreements will be adequate or that our trade secrets and proprietary know-how will not otherwise become known or independently discovered by others. Our intellectual property rights may not be sufficient to prevent others from developing competing technologies, and our pending patent applications may not result in issued patents or may be challenged after issuance. Our technology builds in part on research conducted at national laboratories and universities, and we may be subject to claims regarding the scope of our rights or obligations with respect to such underlying research. In addition, we may be subject to claims that we infringe the intellectual property rights of others, which could result in costly litigation, damages, or the need to obtain licenses on unfavorable terms.

Additionally, our competitors may independently develop technologies that are substantially equivalent or superior to our technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain or use our products or technology. Patent litigation is expensive and our ability to enforce our patents and other intellectual property is limited by our financial resources and subject to general litigation risks. If we seek to enforce our rights, we may be subject to claims that the intellectual property rights are invalid, unenforceable, or licensed to the party against whom we assert a claim. Our assertion of intellectual property rights could also lead to counterclaims, which is a frequent occurrence in such litigations.

Our products in the future may require technology from third parties and if we are unable to acquire or license necessary technology for our products in the future, our business could be adversely affected.

We sell products in markets that are characterized by rapid technological changes, evolving industry standards, frequent new product introductions and increasing levels of integration. Our ability to keep pace with these markets may depend on our ability to obtain technology from third parties on commercially reasonable terms to allow our products to remain competitive.

If licenses to such technology are not available on commercially reasonable terms and conditions or at all and we cannot otherwise acquire or integrate such technology, our products or our customers’ products could become unmarketable or obsolete, we could lose market share and our revenue and results of operations could materially decline.

In addition, disputes with third party licensors over required payments, scope of licensed rights and compliance with contractual terms are common in our industry and we have in the past and may in the future be subjected to disputes over the terms of such licenses which could result in substantial unanticipated costs or delays in developing substitute technology to deliver competitive products, damaged customer and vendor relationships, indemnification liabilities and declining revenues and profitability. Such events could have an adverse effect on our financial condition and results of operations.

Our ability to protect and enforce our patents any patents we may obtain does not guarantee that we will secure the right to commercialize such patents.

A patent is a limited monopoly right conferred upon an inventor, and his or her successors in title, in return for the making and disclosing of a new and non-obvious invention. This monopoly is of limited duration but, while in force, allows the patent holder to prevent others from making and/or using his or her invention. While a patent gives the holder this right to exclude others, it is not a license to commercialize the invention, where other permissions may be required for permissible commercialization to occur. Further, the invention, even if patented itself, cannot be commercialized if it infringes the valid patent rights of another party.

Any inability to protect intellectual property rights in the United States and foreign countries could limit our ability to manufacture or sell products.

We rely on patent protection, in some cases trade secrets, unpatented proprietary know-how, and continuing technological innovation to preserve our competitive position. Our patents and licensed patent rights may be challenged, invalidated, infringed or circumvented, and the rights granted in those patents may not provide proprietary protection or competitive advantages to us. We may not be able to develop patentable products with acceptable patent protection. Even if patent claims are allowed, the claims may not issue, or in the event of issuance, may not be sufficient to protect the technology owned by or licensed to us. If patents containing competitive or conflicting claims are issued to third parties, we may be prevented from commercializing the products covered by such patents, or may be required to obtain or develop alternate technology or require a license. In addition, other parties may duplicate, design around or independently develop similar or alternative technologies.

We may not be able to prevent third parties from infringing or using our intellectual property, and the parties from whom we may license intellectual property may not be able to prevent third parties from infringing or using the licensed intellectual property. We plan to control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite efforts to protect this proprietary information, unauthorized parties may obtain and use information that we may regard as proprietary. Other parties may independently develop similar know-how or may even obtain access to these technologies.

The laws of some foreign countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these foreign countries.

We also rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend significant resources to protect our interests from possible infringement by others.

If we or our third-party suppliers are found to be infringing patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain licenses to continue the development or sale of our products, and/or pay damages.

As the laser / photonics, defense and energy industries rapidly evolve, and more patents are issued, the risk increases that our or our suppliers’ manufacturing processes and potential products may give rise to claims that they infringe patents, trademarks, copyrights, trade secrets, or other intellectual property rights of others. Although we have reviewed certain third-party patents that we believe may be relevant to our technology and products, we have not conducted a comprehensive freedom-to-operate search or analysis, and may be unaware of patents or pending applications that, if granted, could block us from commercializing our technology or products.

Therefore, we cannot guarantee that our products or commercialization activities do not and will not infringe any third party’s intellectual property. From time to time, we may be notified of claims that we or our suppliers infringe third-party intellectual property rights, including from potential competitors. We cannot assure that others will not pursue infringement claims against us or the third-party technologies we license in the future. If found to infringe, or if we fail to obtain or renew licenses under third-party patents or intellectual property rights, we may be required to pay damages. Other parties may also seek legal action to enjoin clinical testing, manufacturing, or marketing of affected products or processes. If such actions succeed, we may be required to obtain licenses to continue testing, manufacturing, or marketing, but required licenses may not be available on acceptable terms or at all. Litigation outcomes are uncertain and may consume significant financial resources and personnel efforts. Litigation involving our suppliers could also hinder product development and commercialization.

Moreover, rights granted under licensing agreements may not provide us with a competitive advantage. Enforcement of patent rights is costly and may fail. Others may independently develop similar or superior technologies, or our technology may infringe others’ patents. Therefore, patents licensed or held by us may not afford meaningful competitive advantages. Our confidentiality agreements may also fail to protect proprietary information adequately. Failure to maintain our intellectual property rights could materially harm our business, financial condition, and results of operations.

Our success depends in part on our ability to operate without infringing the patents and proprietary rights of third parties in the laser, photonics, defense, and energy industries. The development, manufacture, use, and sale of new laser / photonics, defense and energy products and services are frequently subject to substantial patent litigation. Such disputes often relate to the validity and alleged infringement of patents or proprietary rights held by others.

Third parties, including commercial companies, research institutions, or universities, may have filed patent applications or obtained patents that cover technologies relevant to our OEC laser and fusion energy platform technologies. Existing or future patents held by others may contain claims that could cover our products or technology.

We expect to face infringement claims from time to time in the ordinary course of business, and third parties may assert claims against us regarding our current or future products or licensed technologies. Any such claims or litigation could require us to:

•	cease or delay the manufacturing, use, or sale of products incorporating or made with the challenged intellectual property;

•	pay damages; or

•	enter into licensing or royalty agreements, which may not be available on acceptable terms or at all.

Regardless of the outcome, any litigation or administrative proceedings could delay product development and commercialization, incur substantial costs, and divert significant management and technical resources.

System security and data breaches, cyber-attacks and other related cyber security incidents could disrupt our internal operations and/or supply chain, result in the loss of our, our customers’, and our suppliers’ proprietary and confidential information, adversely impact our reputation and business, and result in potentially significant expenses, costs, liabilities and other negative consequences, any or all of which could adversely affect results of operations and our stock price.

Despite implementing security measures, we are subject to risk, both at our clients and our supply chain, of attack from malicious threat actors, which could include agents of organized crime or nation-state or nation-state supported actors. We manage and store various proprietary information and sensitive or confidential data relating to our business and our employees. In addition, we manage and store a significant amount of proprietary and sensitive or confidential information from third parties, such as our customers and suppliers. Unauthorized insiders and/or third-party threat actors may be able to penetrate our security measures, evade our controls, or exploit vulnerabilities in our systems or our third-party providers’ systems and misappropriate or compromise our, our customers’ or our suppliers’ proprietary and confidential information, including intellectual property and personal information of our current and former employees, create system disruptions, or cause shutdowns. Threat actors also may be able to develop and deploy viruses, worms, phishing attempts, ransomware, and other malicious software that attack our websites, computer systems, access to critical information, products, or otherwise exploit security vulnerabilities. The sophistication, scale and frequency of cyber-attacks has continued to increase and evolve at a rapid pace, and the risk of attack may be heightened when our employees are working remotely. Artificial intelligence and machine learning also may be used for certain cybersecurity attacks, improving or expanding the existing capabilities of threat actors in manners we cannot predict at this time, resulting in greater risks of security incidents and breaches. The risk of state-sponsored or geopolitical-related cybersecurity incidents has also increased due to ongoing geopolitical tensions with China or incidents, such as the war in Ukraine or the Israel-Hamas war. Our prioritization of security measures and remediation of known vulnerabilities may prove inadequate and we may be unable to anticipate or protect against attacks. If an incident occurs, we may be unable to detect it for an extended period of time.

Any breach of our security measures or the loss, inadvertent disclosure, or unapproved dissemination of proprietary information or sensitive or confidential data about us, our customers, our suppliers, or our employees, including the potential loss or disclosure of such information or data, could result in numerous risks and adverse consequences. Such consequences include remediation costs, litigation and potential liability for us, including as a result of U.S. or foreign governmental investigations or enforcement actions, penalties for violation of applicable laws or regulations, including laws and regulations in the United States and other jurisdictions relating to the collection, use and security of user and other personally identifiable information and data, damage to our brand and reputation, the loss of sales and customer or supplier relationships, negative impacts to our employee recruiting and retention, loss of intellectual property protection, risk of inadequate insurance coverage and increased insurance premiums, and numerous other financial, legal, and business risks, any or all of which could harm our business, financial condition, and results of operations, and result in significant stock price volatility. In addition to our own systems, our business also is reliant upon the security of various third parties in our supply chain, and any breach of their systems and securities could result in our being subjected to the numerous risks and adverse consequences noted above.

In the past, we have experienced attempted cybersecurity attacks and we anticipate continuing to be subject to such attempts, particularly given the evolving nature of the cybersecurity threat landscape. While we believe that the past threats have not had a material impact on our business, any future cybersecurity incidents could damage our reputation, expose us to regulatory and litigation risk, and materially and adversely affect our business, prospects, financial condition, and results of operations.

Risks Related to our Common Stock

There is currently no market for our Common Stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our Common Stock at times and prices that you believe are appropriate.

Our Common Stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our Common Stock and our Common Stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our Common Stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our Common Stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, we will be required to meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on a national securities exchange. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our Common Stock, but we cannot guarantee that such sponsorship will be approved and our Common Stock listed and quoted for sale. Even if our Common Stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our Common Stock may be volatile and could decline significantly following the Merger.

The quotation systems, including the OTCQB or OTCQX market of the OTC Markets, or stock exchanges, including Nasdaq, on which our Common Stock may be quoted or on which our Common Stock may be listed in the future have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our Common Stock following the Merger, the market price of our Common Stock may be volatile and could decline significantly. In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur. If the market price of our Common Stock declines significantly, you may be unable to resell your shares at or above the market price of our Common Stock as of the date of the consummation of the Merger. The market price of Common Stock may fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this Report;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the OTC Markets or following our potential up listing on Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales, or repurchases or anticipated issuances, sales, resales, or repurchases of our Common Stock;

•	publication of research reports about us, or our industry;

•	the performance and market valuations of other similar companies;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting, or reporting problems; and

•	changes in accounting principles, policies, and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our Common Stock as “penny stock” would limit the liquidity of our Common Stock.

Our Common Stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our Common Stock is deemed “penny stock”, because of penny stock rules, there may be less trading activity in any market that develops for our Common Stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our Common Stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Because we will not become a reporting company under the Exchange Act by means of a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we will not become a reporting company by conducting an underwritten initial public offering of our Common Stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock.

Because the Merger is a reverse merger, the registration statement we file with respect to the shares of Common Stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of Common Stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of Common Stock received by investors in the Merger and the Offering to heightened scrutiny. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our Common Stock. Brokerage firms may not provide analyst coverage of our capital stock or business in the future.

We are obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired. In addition, the presence of material weaknesses increases the risk of material misstatement of the consolidated financial statements.

The Company is currently a public company and is required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting on its annual report on Form 10-K. Following the Merger, we will be subject to the same requirements. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our Common Stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the JOBS Act following the consummation of the Merger, its independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal control and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of its internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Our status as an emerging growth company will end upon the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement; (b) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenues; (c) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; and (d) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities.

We cannot predict if stockholders or potential stockholders will find our Common Stock less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some stockholders or potential stockholders find our Common Stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our Common Stock and the market price of our Common Stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

We do not anticipate that our status as either an “emerging growth company” or a “smaller reporting company” will be impacted by the Merger.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Additionally, pursuant to the Engagement Agreement (as defined below) with the Placement Agent, we have agreed to indemnify the Placement Agent and certain related parties against certain liabilities that may be incurred in connection with the Offering. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a material impact on our financial position, results of operations and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation and our restated bylaws in effect upon completion of this Merger contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions:

•	permit only the board of directors to establish the number of directors and fill vacancies on the board;

•	establish a classified board;

•	provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

•	require super-majority voting to amend some provisions in our restated certificate of incorporation and restated bylaws;

•	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

•	eliminate the ability of our stockholders to call special meetings of stockholders;

•

prohibit stockholder action by written consent after the date on which our Common Stock is first listed on a national securities exchange, which in turn would require all stockholder actions to be taken at a meeting of our stockholders;

•	prohibit cumulative voting; and

•	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated certificate of incorporation will provide that the federal district courts of the United States of America will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations and other transactions between us and holders of 15% or more of our Common Stock.

The issuance of our preferred stock could adversely affect the holders of our Common Stock in some circumstances.

The issuance of some or all of our authorized preferred stock could adversely affect the holders of our Common Stock in some circumstances. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power, or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our Common Stock only if it appreciates in value.

We have never declared or paid any cash dividends on our preferred stock or Common Stock nor do we intend to do so. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that, other than with respect to dividends we may be obligated to pay on shares of preferred stock, no dividends will be paid to holders of our preferred stock or Common Stock. As a result, the success of an investment in our preferred stock or Common Stock will depend upon any future appreciation in its value. There is no guarantee that our preferred stock or Common Stock will appreciate in value.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTC Markets, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our Common Stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our Common Stock.

Future sales of our Common Stock, including resales by existing investors or the future issuance of equity or of debt securities that are convertible into equity, may dilute your investment and reduce your equity interest.

The resale or sale of a substantial number of shares of our Common Stock in the public market, or the perception that such resales or sales may occur, could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. For example, we have agreed, at our expense, to prepare and file a registration statement with the SEC registering the resale of shares of our Common Stock. We expect that, because there will be a large number of shares registered pursuant to a registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time. Continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital. Further, if we choose to raise additional capital in the future, to the extent that additional capital is raised through the issuance of shares or other securities convertible into shares, our stockholders will be diluted. See “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters” for more information.

Our management will have broad discretion over the use of the proceeds from the Offering and might not apply the proceeds in ways that increase the value of our Common Stock.

Our management will have broad discretion as to the use of proceeds from the Offering and may not apply the proceeds in a manner with which our stockholders agree or which will positively impact the market price of our Common Stock. We currently expect to use the net proceeds from the Offering for the following purposes: (i) establish the full-scale 1 kJ pulsed OEC laser demonstration, which has not yet been completed, and engineering, testing and preparing the laser for early commercial prototype sales into defense and fusion energy customers, (ii) advance the conceptual design of the fusion reactor and pilot power plant, (iii) uplisting to an Approved Exchange, (iv) working capital, capital expenditures, and other general corporate purposes. Additionally, the debt of Unite Acquisition will be repaid with the proceeds of the Offering. However, our expected use of net proceeds from the Offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual expenditures will depend on numerous factors, including progress of our technology development, commercial sales, and strategic partnership opportunities. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. We expect that we will need to raise additional funds in the future, which may not be available or available on terms acceptable to us. In addition, we may find it necessary or advisable to use the net proceeds from the Offering for other purposes. Our management might not be able to yield a significant return, if any, on any investment of these net offering proceeds. See “Use of Proceeds.”

Risks Relating to the Merger

Following the Merger, we will continue to be subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

Following the Merger, we will continue to be a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements, registration statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders would cause our expenses to be higher than they would be if we remained privately held and did not consummate the Merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Offering.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

The former stockholders of Private Blue Laser Fusion will have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the Company.

Upon the closing of the Merger, Private Blue Laser Fusion’s founders, executive officers, directors, and other principal stockholders, in the aggregate, beneficially own a majority of our outstanding stock. These stockholders will have significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing an acquisition of the Company or another significant corporate transaction.

Risks Relating to Certain Conflicts of Interest

There may be conflicts between the best interests of prospective investors in the Offering and our stockholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand.

The sole holder of Common Stock of the Company prior to the Merger, Lucius Partners, retained 995,000 shares of Common Stock after the Merger. Lucius Partners purchased its shares upon formation of the Company for a nominal price. Investors in the Offering paid, and any future stockholders may pay, a substantially higher price for shares than was paid by Lucius Partners. As such, Lucius Partners could potentially realize substantial gains in its investment at prices per share that would represent sizable losses for investors in the Offering.

Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are managing members, members, and/or officers of Lucius Partners, and therefore are indirect material stakeholders of the Company. After the Merger and the Offering, Lucius Partners will hold approximately 12.59% of our outstanding Common Stock (excluding 1,155,632 shares underlying the Rollover Options and 91,026 shares issuable upon exercise of the Placement Agent Warrants). In addition, the Placement Agent and/or its designees will hold Placement Agent Warrants to purchase up to an aggregate of 91,026 shares of our Common Stock. Therefore, after the Merger and the Offering, in the aggregate, approximately 13.59% of our outstanding shares of Common Stock may be deemed to be beneficially held and/or controlled either directly or indirectly by associated persons, including Lucius Partners, of the Placement Agent. As of the Closing Date, the BLF Stockholders have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the BLF Stockholders. Additionally, two (2) additional directors, at least one of whom shall be “independent” (within the meaning of the Nasdaq Stock Market’s corporate governance rules) as agreed by the BLF Stockholders and Lucius Partners shall be nominated to the board of directors. As of the Closing Date, the board of directors of the Company shall consist of at least five (5) members, at least one (1) of whom shall be “independent” within the meaning of the Nasdaq Stock Market’s corporate governance rules.

Additionally, Lucius Partners has received fees from us for advisory and certain other services to the Company.

There may be conflicts between the best interests of prospective investors in the Offering and our stockholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand. Ownership of our capital stock by members of management of the Placement Agent, who are also affiliated with Lucius Partners, may create the appearance of, or create, conflicts of interest if and when such individuals are faced with decisions that could have varying implications for us and themselves. Notwithstanding the foregoing, the Placement Agent is not acting in a fiduciary capacity to any investor and shall not have any duties or obligations to any investor other than as expressly set forth in the Engagement Agreement. Any actual or perceived conflicts of interest may have an adverse effect on us as well as our stockholders.

See “Certain Relationships and Related Party Transactions and Director Independence” and “Potential Conflicts of Interest” below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted, “Blue Laser Fusion,” “we,” “us,” “our,” “company” and similar terms refer to Private Blue Laser Fusion prior to the closing of the Merger, and to the Company and its subsidiaries after the closing of the Merger.

Following is a discussion and analysis of our financial condition and results of operations. You should read the following together with our consolidated financial statements and the related notes and other financial information included in this Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Report. You should review the disclosure under the heading “Risk Factors” in this Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Blue Laser Fusion is commercializing a proprietary and novel pulsed laser architecture, GigaPulse™, based on its high peak power, efficient, reliable and cost-effective laser optical enhancement cavity (OEC) technology. Blue Laser Fusion is pursuing pulsed laser applications in directed energy defense applications designed to deliver 100,000 times the peak power compared to conventional continuous wave defense lasers. This capability has the potential to neutralize advanced threats with rapid engagement of targets at the speed of light, a deep magazine, and low cost per shot compared to conventional approaches. Blue Laser Fusion has not yet completed the full-scale 1 kJ pulsed OEC laser demonstration or tested the laser in a directed energy defense application. Blue Laser Fusion currently anticipates using a portion of the proceeds from the Offering to complete the development of the laser with a view toward commercialization. Additionally, Blue Laser Fusion is developing gigawatt (GW) scale, safe, secure, clean fusion energy based on the proven ignition and gain demonstrated by the National Ignition Facility (NIF) at Lawrence Livermore National Laboratory (LLNL) in 2022 in order to power economic growth and meet the acute and increasing demand for data centers & AI, EVs, and onshore manufacturing. Blue Laser Fusion has been awarded contracts from the U.S. Department of Energy, as well as the Japan Fusion Moonshot program. Blue Laser Fusion has published a peer-reviewed overview of the technology architecture, and has presented at multiple defense- and energy-related conferences. Blue Laser Fusion has established a comprehensive IP portfolio with more than 120 patents and applications internationally.

Blue Laser Fusion’s office headquarters is located at 6950 Hollister Ave, Goleta, CA 93117, with a commercial laser engineering facility nearby also in Goleta, and research and development labs with Caltech, as well as Osaka University Blue Laser Fusion Institute. Blue Laser Fusion is led by an experienced high-tech management team, consisting of Nobel Prize winner Dr. Shuji Nakamura, Richard Ogawa and Paul Rudy, who have decades of experience commercializing laser and photonics. Blue Laser Fusion was organized as a Delaware corporation in November 2022. Blue Laser Fusion’s telephone number is 650-906-0323. Blue Laser Fusion’s website address is https://bluelaserfusion.com.

The Merger will be treated as a recapitalization and reverse acquisition for Unite for financial reporting purposes, and Private Blue Laser Fusion is considered the acquirer for accounting purposes. As a result of the Merger and the change in Unite’s business and operations, a discussion of the past financial results of Unite is not pertinent, and under applicable accounting principles, the historical financial results of Private Blue Laser Fusion, the accounting acquirer, prior to the Merger will be considered our historical financial results.

Since Blue Laser Fusion’s inception in 2022, it has devoted substantially all of its efforts and financial resources to research and development, engineering design, prototype assembly and hardware demonstrations, building the organization, including raising capital, researching, organizing and staffing the Company, business planning, and providing general and administrative support for these operations. To date, Blue Laser Fusion has funded its operations primarily with proceeds from the sale of preferred stock. Since inception through July 2026, Blue Laser Fusion raised aggregate net proceeds of approximately $38,172,616 from the issuance and sale of preferred stock and SAFE instruments.

During the years ended December 31, 2025 and 2024, Blue Laser Fusion’s net losses were $9,115,026 and $9,530,256, respectively. During the three months ended June 30, 2026 and 2025, Blue Laser Fusion’s net losses were $2,403,614 and $2,745,923, respectively. During the six months ended June 30, 2026 and 2025, Blue Laser Fusion’s net losses were $4,494,178 and $4,992,720, respectively Substantially all of its net losses have resulted from costs incurred in connection with our research and development programs and, to a lesser extent, from general and administrative costs associated with our operations.

Based on Blue Laser Fusion’s current operating plans and after giving effect to the Merger and the Offering, it estimates that its existing cash as of the date of this Report will be sufficient to fund its projected operating expenses, working capital and capital expenditure needs 12 months from the date of this Report.

Uncertainty in the global economy presents significant risks to Blue Laser Fusion’s business. Blue Laser Fusion is subject to continuing risks and uncertainties in connection with the current macroeconomic environment, including increases in inflation, fluctuating interest rates, new or increased tariffs and other barriers to trade, changes to fiscal and monetary policy or government budget dynamics, recent bank failures, geopolitical factors, including the ongoing conflicts between Russia and Ukraine and in the Middle East and the responses thereto, and supply chain disruptions. While Blue Laser Fusion is closely monitoring the impact of the current macroeconomic and geopolitical conditions on all aspects of Blue Laser Fusion’s business, including the impacts on its employees, suppliers, vendors and business partners and Blue Laser Fusion’s future access to capital, the ultimate extent of the impact on Blue Laser Fusion’s business remains highly uncertain and will depend on future developments and factors that continue to evolve. Most of these developments and factors are outside Blue Laser Fusion’s control and could exist for an extended period of time. Blue Laser Fusion will continue to evaluate the nature and extent of the potential impacts to its business, results of operations, liquidity and capital resources.

Components of Results of Operations

Revenue

To date, Blue Laser Fusion has generated limited revenue from licensing arrangements. Blue Laser Fusion generated $56,000 of licensing revenue for the year ended December 31, 2025. Blue Laser Fusion generated $28,232 of licensing revenue for the three and six months ended June 30, 2026. Blue Laser Fusion did not recognize any revenue for the year ended December 31, 2024 or the three and six months ended June 30, 2025. Blue Laser Fusion has not generated any revenue from collaboration arrangements during the periods presented. Blue Laser Fusion does not expect to generate material recurring revenue unless and until it successfully commercializes its directed energy and fusion energy products.

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the design, prototyping, and testing of Blue Laser Fusion’s pulsed laser architecture and related fusion energy and directed energy applications. These expenses include personnel-related costs (including stock-based compensation) for engineering and scientific staff, materials and components consumed in laboratory and prototype activities, fees paid to research collaborators and third-party service providers, depreciation and facility costs allocated to research and development operations, and other costs that support Blue Laser Fusion’s research and development programs.

Blue Laser Fusion expenses research and development costs as incurred. Blue Laser Fusion expects research and development expenses to fluctuate from period to period based on the timing and scope of prototype builds, hardware demonstrations, and external research engagements, and to increase over the long term as Blue Laser Fusion advances its technology toward commercial deployment.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and employee-related costs, including stock-based compensation, for personnel in executive, finance, and other administrative functions. Other significant costs include facilities-related expenses not included in research and development expense, legal fees related to intellectual property and corporate matters, other professional fees for accounting and consulting services, insurance, and other administrative expenses.

Blue Laser Fusion expects that its general and administrative expense will increase for the foreseeable future as it continues to support its expanding headcount and operations to support the growth of its business. Following the Merger, Blue Laser Fusion also expects increased expenses related to audit, legal, regulatory and tax-related services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance premiums, board of director fees, investor relations costs and other expenses that it did not incur as a private company.

Interest Income

Interest income consists of interest earned from Blue Laser Fusion’s cash and cash equivalents.

Income Taxes

Income tax expense consists primarily of minimum state franchise taxes and foreign income tax expense incurred by Blue Laser Fusion’s international operations. Blue Laser Fusion has historically incurred net losses and maintains a full valuation allowance against its U.S. federal and state net deferred tax assets.

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto for the three and six months ended June 30, 2026 and 2025 and the years ended December 31, 2025 and 2024, and the related management discussion herein.

Comparison of the three months ended June 30, 2026 and 2025

	Three Months Ended June 30,
	2026	2025	Change
Revenues:
Other revenue	$28,232	$—	$28,232

Total revenues	28,232	—	28,232

Operating expenses:
Research and development	1,323,955	2,401,922	(1,077,967)
General and administrative	1,226,581	566,512	660,069

Total operating expenses	2,550,536	2,968,434	(417,898)

Loss from operations	(2,522,304)	(2,968,434)	446,130
Other income (expense):
Interest income	117,113	229,835	(112,722)
Foreign currency (gain) loss	(1)	—	(1)

Loss from operations before income taxes	(2,405,192)	(2,738,599)	333,407
Income tax expense	1,578	(7,324)	8,902

Net loss	$(2,403,614)	$(2,745,923)	$342,309

Research and Development Expenses

Research and development expenses decreased by $1,077,967, or 45%, from $2,401,922 for the three months ended June 30, 2025 to $1,323,955 for the three months ended June 30, 2026. The decrease was primarily due to lower prototype cost coupled with a reduction in outsourced third-party engineering services.

General and Administrative Expenses

General and administrative expenses increased by $660,069 or 117%, from $566,512 for the three months ended June 30, 2025 to $1,226,581 for the three months ended June 30, 2026. The increase was primarily due to higher personnel-related and stock-based compensation expense, increased professional fees in preparation for the Merger and becoming a reporting company, and patent fees.

Interest Income

For the three months ended June 30, 2026 and 2025, Blue Laser Fusion recognized $117,113 and $229,835, respectively, of interest income earned on its cash and cash equivalents. The decrease of $112,722, or 49%, was primarily due to lower average cash balances during 2026 as compared to 2025, reflecting the use of cash to fund operations.

Comparison of the six months ended June 30, 2026 and 2025

	Six Months Ended June 30,
	2026	2025	Change
Revenues:
Other revenue	$28,232	$—	$28,232

Total revenues	28,232	—	28,232

Operating expenses:
Research and development	$2,852,222	$4,598,736	$(1,746,514)
General and administrative	1,926,304	878,799	1,047,505

Total operating expenses	4,778,526	5,477,535	(699,009)

Loss from operations	(4,750,294)	(5,477,535)	727,241
Other income (expense):
Interest income	254,506	492,026	(237,520)
Foreign currency (gain) loss	42	—	42

Loss from operations before income taxes	(4,495,746)	(4,985,509)	489,763
Income tax expense	1,568	(7,211)	8,779

Net loss	$(4,494,178)	$(4,992,720)	$498,542

Research and Development Expenses

Research and development expenses decreased by $1,746,514 or 38%, from $4,598,736 for the six months ended June 30, 2025 to $2,852,222 for the six months ended June 30, 2026. The decrease was primarily due to lower prototype cost coupled with a reduction in outsourced third-party engineering services.

General and Administrative Expenses

General and administrative expenses increased by $1,047,505 or 119%, from $878,799 for the six months ended June 30, 2025 to $1,926,304 for the six months ended June 30, 2026. The increase was primarily due to higher personnel-related and stock-based compensation expense, increased professional fees in preparation for the Merger and becoming a reporting company, and patent fees.

Interest Income

For the six months ended June 30, 2026 and 2025, Blue Laser Fusion recognized $254,506 and $492,026, respectively, of interest income earned on its cash and cash equivalents. The decrease of $237,520, or 48%, was primarily due to lower average cash balances during 2026 as compared to 2025, reflecting the use of cash to fund operations.

Comparison of the periods ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024	Change
Revenues:
Other revenue	$56,000	$—	$56,000

Total revenues	56,000	—	56,000

Operating expenses:
Research and development	8,271,119	9,680,775	(1,409,656)
General and administrative	1,760,658	1,237,234	523,424

Total operating expenses	10,031,777	10,918,009	(886,232)

Loss from operations	(9,975,777)	(10,918,009)	942,232
Other income (expense):
Interest income	867,771	1,393,005	(525,234)
Gain on disposal of assets	1,863	—	1,863

Loss from operations before income taxes	(9,106,143)	(9,525,004)	418,861
Income tax expense	(8,883)	(5,252)	(3,631)

Net loss	$(9,115,026)	$(9,530,256)	$415,230

Revenue

Blue Laser Fusion recognized $56,000 of licensing revenue during the year ended December 31, 2025, as compared to no revenue for the year ended December 31, 2024. The increase reflects the commencement of licensing activity in 2025; Blue Laser Fusion has not yet generated revenue from collaboration arrangements during the periods presented.

Research and Development Expenses

Research and development expenses decreased by $1,409,656, or 15%, from $9,680,775 for the year ended December 31, 2024 to $8,271,119 for the year ended December 31, 2025. The decrease was primarily due to lower prototype cost coupled with a reduction in outsourced third-party engineering services.

General and Administrative Expenses

General and administrative expenses increased by $523,424, or 42%, from $1,237,234 for the year ended December 31, 2024 to $1,760,658 for the year ended December 31, 2025. The increase was primarily due to higher personnel-related and stock-based compensation expense, increased professional fees in preparation for the Merger and becoming a reporting company, and patent fees.

Interest Income

For the years ended December 31, 2025 and 2024, Blue Laser Fusion recognized $867,771 and $1,393,005, respectively, of interest income earned on its cash and cash equivalents. The decrease of $525,234, or 38%, was primarily due to lower average cash balances during 2025 as compared to 2024, reflecting the use of cash to fund operations.

Income Tax Expense

Income tax expense was $8,883 and $5,252 for the years ended December 31, 2025 and 2024, respectively. The increase was driven primarily by higher foreign tax expense related to our Japan operations.

Liquidity and Capital Resources

Source of Liquidity

Blue Laser Fusion has incurred net losses and negative cash flows from operations since its inception. To date, Blue Laser Fusion has primarily funded its operations through the sale and issuance of preferred stock. As of June 30, 2026, Blue Laser Fusion had cash and cash equivalents of $12,151,777.

Blue Laser Fusion’s current capital resources, consisting of cash and cash equivalents, are expected to be sufficient to fund operations for at least the next 12 months from the issuance date of this Report.

Cash Flows

The following table sets forth a summary of Blue Laser Fusion’s cash flow activity for the periods ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025	Change
Cash used in operating activities	$(4,207,612)	$(4,744,469)	$536,857
Cash used in investing activities	(190,472)	(106,699)	(83,773)
Cash provided by financing activities	13,110	—	13,110
Effect of exchange rate changes on cash and cash equivalents	(10,157)	751	(10,908)

Net decrease in cash and cash equivalents	$(4,395,131)	$(4,850,417)	$455,286

Operating Activities

Net cash used in operating activities was $4,207,612 for the six months ended June 30, 2026, compared to $4,744,469 for the same period ended June 30, 2025, a decrease of $536,857. The decrease in cash used was primarily driven by changes in working capital, by a lower net loss and non-cash charges including $139,775 of depreciation and amortization, $290,914 of stock-based compensation expense, and $81,732 of amortization of right-of-use assets.

Investing Activities

Net cash used in investing activities was $190,472 for the six months ended June 30, 2026, compared to $106,699 for the six months ended June 30, 2025. The increase of 83,773, or 79%, was due to an increase in purchases of property and equipment in 2026 as the Company continued certain build-outs of its laboratory and engineering.

Financing Activities

Net cash provided by financing activities was $13,110 for the six months ended June 30, 2026. The increase relates to proceeds from exercise of stock options. No such event occurred during the comparative 2025 period.

The following table sets forth a summary of Blue Laser Fusion’s cash flow activity for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024	Change
Cash used in operating activities	$(9,093,180)	$(7,256,031)	$(1,837,149)
Cash used in investing activities	(252,017)	(835,099)	583,082
Cash provided by financing activities	10,218	4,986,029	(4,975,811)
Effect of exchange rate changes on cash and cash equivalents	(10,836)	(12,159)	1,323

Net decrease in cash and cash equivalents	$(9,345,815)	$(3,117,260)	$(6,228,555)

Operating Activities

Net cash used in operating activities was $9,093,180 for the year ended December 31, 2025, compared to $7,256,031 for the year ended December 31, 2024, an increase of $1,837,149. The increase in cash used was primarily driven by changes in working capital - most notably a $411,808 use of cash to reduce accounts payable in 2025 (compared to a $318,541 source of cash from accounts payable in 2024) and the build-up of $56,000 of accounts receivable in 2025 - partially offset by a lower net loss and non-cash charges including $222,223 of depreciation and amortization, $124,847 of stock-based compensation expense, and $159,640 of amortization of right-of-use assets.

Investing Activities

Net cash used in investing activities was $252,017 for the year ended December 31, 2025, compared to $835,099 for the year ended December 31, 2024. The decrease of $583,082, or 70%, was due to lower purchases of property and equipment in 2025 as the Company completed certain build-outs of its laboratory and engineering facilities in 2024.

Financing Activities

Net cash provided by financing activities was $10,218 for the year ended December 31, 2025, compared to $4,986,029 for the year ended December 31, 2024. Financing inflows in 2025 consisted of $10,218 of proceeds from stock option exercises. Financing inflows in 2024 consisted primarily of $4,986,059 of net proceeds from the issuance of Series Seed-1 Preferred Stock, partially offset by $30 used to repurchase shares of Blue Laser Fusion Common Stock.

Critical Accounting Policies and Significant Judgments and Estimates

Management’s discussion and analysis of Blue Laser Fusion’s financial condition and results of operations is based on its financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires Blue Laser Fusion to make estimates and judgments that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities in its financial statements, as well as the reported expenses incurred during the reporting periods. Blue Laser Fusion bases its estimates on historical experience and on various other factors that Blue Laser Fusion’s management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

Blue Laser Fusion believes that the accounting policies discussed in the financial statements located elsewhere in this Report on are critical to understanding its historical and future performance, as these policies relate to the more significant areas that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on its financial condition or results of operations.

Contractual Obligations and Commitments

As Blue Laser Fusion would qualify as a smaller reporting company as defined by Rule 12b-2 of the Exchange Act, the information under this item would not be required.

Off-Balance Sheet Transactions

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to either early adopt or delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We do not anticipate that our status as an “emerging growth company” will be impacted by the Merger.

USE OF PROCEEDS

We received net proceeds from the Offering’s escrow bank account of approximately $21,750,000, after deducting Placement Agent’s fees and unallocated expenses, legal fees and other offering expenses payable by the Company. As of the date hereof, we cannot predict with certainty all the uses for the net proceeds received from this Offering. We currently intend to use the net proceeds from the Offering as follows: (i) establish the full-scale 1 kJ pulsed OEC laser demonstration, which has not yet been completed, and engineering, testing and preparing the laser for early commercial prototype sales into defense and fusion energy customers, (ii) advance the conceptual design of the fusion reactor and pilot power plant, (iii) uplisting to an Approved Market, (iv) working capital, capital expenditures, and other general corporate purposes. Additionally, the debt of Unite Acquisition was repaid with the proceeds of the Offering. Our expected use of net proceeds from the Offering represents our current intentions based upon our present plans and business condition. Our management team will have broad discretion over the ultimate use of the net proceeds from the Offering. See “Risk Factors—Risks Related to our Common Stock—Our management will have broad discretion over the use of the proceeds from the Offering and might not apply the proceeds in ways that increase the value of our Common Stock.”

DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information regarding our executive officers and directors as of immediately after the completion of the Merger:

Name	Age	Positions
Executive Officers
Dr. Shuji Nakamura	72	Co-Founder, President and Chief Executive Officer, and Director
Vanessa Ann Truong	69	Chief Accounting Officer and Treasurer
Dr. Paul Rudy	55	Co-Founder, Vice President of Business, and Director
Richard Ogawa, J.D.	63	Co-Founder, General Counsel, Secretary, and Director
Jeffrey B. Shealy, MBA, PhD	57	Director
Mathew August	38	Director

Dr. Shuji Nakamura is a Co-Founder of Blue Laser Fusion and has served as the President and Chief Executive Officer and as a director of Blue Laser Fusion since November 2022. Dr. Nakamura joined the University of California Santa Barbara faculty in 2000 and was appointed to the CREE Chair in Materials. He is also a research director for UCSB’s Solid State Lighting & Energy Electronics Center. Dr. Nakamura was awarded the 2014 Nobel Prize in Physics, “For the invention of efficient blue light-emitting diodes, which has enabled bright and energy-saving white light sources.” Dr. Nakamura’s pioneering inventions of LED lighting helped to create the multi-billion-dollar solid-state lighting industry. He is a successful entrepreneur and was formerly a co-founder of privately held GaN start-up companies, Soraa Inc. and Soraa Laser Diode Inc. Known for his technological achievements with semiconducting gallium nitrides, he is widely recognized as the world pioneer in light emitters based on the wide-bandgap semiconductor gallium nitride (GaN) and its alloys with aluminum and indium. Before joining UCSB, Dr. Nakamura worked in research for Japan’s Nichia Chemical Industries Ltd., and spent a year at the University of Florida as a visiting research associate. He earned his undergraduate, master’s and doctoral degrees at Japan’s University of Tokushima. In addition to the Nobel Prize, he is the recipient of numerous prestigious awards, including the Global Energy Prize (2015) and the Millennium Technology Prize (2006). He was elected to the National Academy of Engineering in 2003. Awards of Distinction include: the Nobel Prize in Physics (2014), the Millennium Technology Prize (2006), the Global Energy Prize (2015), the National Academy of Sciences Award for the Industrial Application of Science (2020), the Queen Elizabeth Prize for Engineering (2021), and the Technology and Engineering Emmy Award, National Academy of Television Arts and Sciences (2012). Dr. Nakamura is a member of the National Academy of Engineering, the National Academy of Inventors, and the Royal Academy of Engineering, and is a Fellow of the National Academy of Engineering, the National Academy of Inventors, the Royal Academy of Engineering, and the National Inventors Hall of Fame. Honors awarded to Dr. Nakamura, in addition to the foregoing, include: the Order of Culture Award, Japan, the Czochralski Award, the Prince of Asturias Award for Technical Scientific Research, the Charles Stark Draper Prize for Engineering, the Physical Society of Japan Honorary Membership, the Nishina Memorial Award, the Materials Research Society Medal, the IEEE Jack A. Morton Award, the British Rank Prize, the Harvey Award, the Photonics Pioneer Award, an Honorary Degree from Duke University, an Honorary Degree from Queen’s University, Northern Ireland, and an Honorary PhD in Energy and Sustainable Development, University of Perugia, Italy, the Queen Elizabeth Prize for Engineering, the Industrial Application of Science Award, National Academy of Sciences, the Leigh Ann Conn Prize for Renewable Energy, the Hall of Fame Inductee, Consumer Technology Association, and the Richard J. Goldstein Energy Lecture Award, American Society of Mechanical Engineers. We believe that Dr. Nakamura’s role as our Co-Founder, together with his extensive industry expertise and experience in semiconductor physics, photonics, and blue LED laser technology space, provides valuable perspective and insight to our board of directors.

Vanessa Ann Truong has served as the Chief Accounting Officer and Treasurer of Blue Laser Fusion since April 2026. Ms. Truong is a senior finance executive with over 25 years of experience in accounting, finance, treasury, corporate development, tax strategy, equity administration, SEC reporting, capital markets, and public-company readiness. Ms. Truong most recently served as Senior Director of Finance, Treasury, Equity and Tax at QuantumScape Battery, Inc. from January 2021 to August 2025, where she led capital markets, treasury, tax, global operations, systems implementation, and compliance and risk initiatives. She previously served as Corporate Controller of QuantumScape Corporation from June 2015 to December 2020, supporting QuantumScape’s SPAC merger and managing accounting, financial planning and analysis, treasury, internal controls, and equity administration. Earlier in her career, Ms. Truong held senior finance and controller roles at Qualcomm Atheros, Inc., Atheros Communications, Inc., ESS Technology, Inc., and Adaptec, Inc. Ms. Truong holds an MBA and a B.A. in Accounting from San Jose State University and is a Certified Management Accountant, Certified Treasury Professional, and Certified Corporate Financial Planning & Analysis Professional.

Dr. Paul Rudy is a Co-Founder of Blue Laser Fusion and has served as the Vice President of Business since April 2024 and as a director since June 2026. Prior to joining Blue Laser Fusion, Dr. Rudy served as the Chief Marketing Officer and Senior Vice President of Kyocera SLD Laser, Inc., a company specializing in gallium-nitride (GaN) laser technology, from January 2021 to December 2023. Dr. Rudy has worked in the field of lasers and photonics for more than 30 years, with an emphasis in strategic business development and technical product management. Dr. Rudy was previously a co-founder and Chief Marketing Officer, and Senior Vice President of Soraa Laser Diode Inc. (subsequently SLD Laser and now Kyocera SLD Laser), a leader in the commercialization of GaN-based laser light sources, from July 2013 to January 2021, at which time it was acquired by Kyocera Corporation. At SLD, he led the growth stage of the company, securing over $150 million in revenue-generating contracts, and establishing strategic investor relationships to fuel the company’s growth. He started his career at Coherent (Nasdaq: COHR), the world’s largest commercial laser manufacturer, where he was Director of Marketing. Dr. Rudy led growth initiatives to commercialize semiconductor laser light sources for energy and defense sector applications, and he was awarded Market Development Manager of the Year multiple times. Dr. Rudy has extensive experience in photonics general management, technical product marketing, business development, and corporate development, and has co-authored over 100 patents. Dr. Rudy has had the honor of leading multiple commercialization product teams to achieve prestigious industry awards, including SPIE Prism Awards and Sapphire Awards, LFI and LFW Innovation Awards, as well as IES Progress Report and DesignPlus selections. He has served on the Directed Energy Professional Society laser conference committee, and is an active contributor to Optica and SPIE conferences, webinars, and special events, and has given more than 100 talks and papers. Dr. Rudy received his MBA from USC, his PhD in physics from the University of Rochester, and his undergraduate degrees in physics and philosophy from Duke University. We believe that Dr. Rudy’s expertise and experience in the GaN laser technology industry, as well as his role as our Co-Founder, contributes significantly to our board of directors, including with respect to the oversight of our business strategy.

Richard Ogawa, J.D. is a licensed attorney and has served as a Founder and Partner at Ogawa Professional Corporation, which he founded in February of 2010. Mr. Ogawa is a Co-Founder of Blue Laser Fusion and has served as the General Counsel and Secretary and as a director of Blue Laser Fusion since November 2022. Prior to joining Blue Laser Fusion, Mr. Ogawa served as General Counsel at Inphi Corporation from January 2013 to April 2021. Mr. Ogawa has served as General Counsel or Chief Intellectual Property Officer for experienced start-ups, building companies in both private and public markets in high technology. He has experience in running and growing public companies in the start-up phase and once they are fully capitalized. Mr. Ogawa served as the Chief Intellectual Property Officer at Khosla Ventures Companies from May 2008 to June 2013. Mr. Ogawa currently serves as a member of the board of directors of Palomino Laboratories Inc. He was a partner at Townsend and Townsend and Crew LLP from January 1992 to January 2010. Mr. Ogawa holds a Juris Doctorate from the University of the Pacific – McGeorge School of Law, and a Bachelor of Science in Chemical Engineering from the University of California, Davis. Mr. Ogawa is licensed in the State of California. He is also a registered patent attorney with the U.S. Patent and Trademark Office. We believe that Mr. Ogawa’s role as our Co-Founder, together with his expertise in intellectual property and experience in advising companies on their IP and growth strategies, provides valuable insight to our board of directors.

Jeffrey B. Shealy is Co-Founder, President, Chief Executive Officer, and a director of Palomino Laboratories Inc. He is a seasoned technology executive and entrepreneur with more than 30 years of leadership experience in the radio frequency (RF), wireless communications, semiconductor, and advanced materials industries, with a strong track record of building and scaling high-growth technology companies centered on solid-state materials and electron device innovation. Prior to co-founding Palomino Laboratories, Mr. Shealy served as Co-Founder and Chief Executive Officer of Akoustis Technologies, Inc. from May 2014 through July 2024, where he led the company’s growth as a publicly traded semiconductor and RF technology innovator. Before Akoustis, he held executive leadership roles at Qorvo, Inc. (formerly RF Micro Devices), including Vice President and General Manager, where he was responsible for driving strategic growth initiatives and advancing next-generation RF technologies for wireless communications markets. Earlier in his career, Mr. Shealy spent seven years with Hughes Electronics at Hughes Research Laboratories (now HRL Laboratories) and Hughes Network Systems, contributing to advanced technology and communications research initiatives. He also founded RF Nitro, a gallium nitride (GaN) RF power amplifier company that was acquired by RF Micro Devices in 2001. Mr. Shealy is recognized for his expertise in semiconductor innovation, public company leadership, strategic growth, capital markets, mergers and acquisitions, and commercialization of advanced technologies. He holds a Master of Business Administration from Wake Forest University, as well as Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California, Santa Barbara. He earned his Bachelor of Science degree in Electrical and Computer Engineering from North Carolina State University. We believe that Mr. Shealy’s extensive experience as a technology executive and entrepreneur, including in public company leadership, capital markets, and strategic growth, contributes significantly to our board of directors and its oversight of our business and growth strategy.

Mathew August is the Managing Director and Executive Chairman of Atlas Capital, a single family office investment firm and merchant bank, and its related entities since 2016. He has over 15 years of experience in long-term investing, advising, and building companies across the venture capital, private equity, and public markets. His investment and advisory focus spans a broad range of industries, including new economy, defense, space, power / utilities, infrastructure, technology, digital assets and strategic critical resources. Prior to founding Atlas, Mr. August was the Founder and Vice Chairman of a merchant bank, where he advised on and led transactions totaling in the billions of dollars across multiple sectors. Mr. August actively incubates, invests in, and advises a number of public and private companies, and serves on both advisory boards and formal boards of directors. His current and past affiliations include: Board of Director of CSLM Digital Asset Acquisition Corp III, Ltd (NASDAQ: KOYN) $230MM SPAC 2025 IPO; Founder Investor Group of GSR III, GSR IV & GSR V NASDAQ-listed $230MM SPACs; Significant Investor, Advisory Board Member, and Special Advisor to the CEO & Chairman of Critical Metals Corp. (NASDAQ: CRML); Significant Investor, and Special Advisor to the CEO & Chairman of ReAlloys Inc. (NASDAQ: ALOY); Significant Investor, and Special Advisor to the CEO & Chairman of CuFe Ltd. ASX-CUF; Lead Investor and Special Advisor to the Executive Chairman of Edge Total Intelligence TSX-CTRL $100MM+ up-listing onto NASDAQ; and Lead Investor and Special Advisor to the CEO. We believe that Mr. August’s demonstrated investment and advisory experience across a range of industries and in capital markets, as well as his experience as a board member, contributes significantly to our board of directors and its oversight of our business and growth strategy.

The disclosure set forth under Items 1.01 and 2.01 of this Report with respect to directors and executive officers is incorporated herein by reference.

Corporate Governance

Appointment of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors provided, however, that the board of directors may empower the Chief Executive Officer of the Company to appoint any officer other than the Executive Chairperson (if any), the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Board Composition

Our board of directors consists of five (5) members: Dr. Shuji Nakamura, Richard Ogawa, Paul Rudy, Jeff Shealy, and Mathew August. Our board of directors is divided into three classes, Class I, Class II, and Class III, with the directors elected to serve a three-year term. Our Class I director is Dr. Shuji Nakamura, with his term expiring in 2027, our Class II directors are Dr. Paul Rudy and Jeffrey Shealy, with their terms expiring in 2028, and our Class III directors are Richard Ogawa and Mathew August, with their terms expiring in 2029. Each of our current directors will continue to serve until the election and qualification of his successor, or his earlier death, resignation, disqualification, or removal.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. However, we currently evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules and based on currently available information, our board of directors has determined that Jeff Shealy is an independent director, and Dr. Shuji Nakamura, Richard Ogawa, Paul Rudy, and Mathew August are not independent directors, under Nasdaq Listing Rule 5605(a)(2). In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described under “Certain Relationships and Related Party Transactions and Director Independence.” Under Nasdaq Marketplace Rules, a director only qualifies as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review and based on currently available information, our board of directors determined that Jeff Shealy is an “independent director” as defined under the listing requirements and rules of Nasdaq. In making this determination, our board of directors reviewed and discussed information provided by the directors as of the date of this Report with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them as described under “Certain Relationships and Related Party Transactions and Director Independence.”

Family Relationships

There are no family relationships between or among the members of the board of directors or other executive officers of the Company.

Legal Proceedings

None of the Company’s directors or executive officers are involved in any legal proceedings described in Item 401(f) of SEC Regulation S-K.

Committee of the Board of Directors

Our board of directors does not currently have any committees.

Code of Ethics

Our board of directors has adopted a new Code of Ethics on September 4, 2026 (the “Code of Ethics”), which applies to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics addresses, among other matters, honest and ethical conduct, actual or apparent conflicts of interest, full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and accountability for adherence to the Code of Ethics. If any substantive amendments are made to our Code of Ethics, or if any waiver (including any implicit waiver) of any provision of the Code of Ethics is granted that is required to be disclosed under the rules of the SEC, such amendment or waiver will be disclosed at the same location on our website, or, if required, in a current report on Form 8-K. The newly adopted Code of Ethics did not result in any explicit or implicit waiver of any prior code of conduct or ethics. The disclosure set forth under Item 5.05 of this Report is incorporated herein by reference. In addition, our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics addresses, among other matters, conflicts of interest and corporate opportunities, fair dealing, record-keeping and public disclosures, compliance with laws and corporate policies, confidentiality and corporate assets, and reporting and consequences of violations.

EXECUTIVE COMPENSATION

Director Compensation

Nathan P. Pereira served as President, Secretary, Chief Executive Officer, Chief Financial Officer and a director of Unite Acquisition from March 10, 2022 until the consummation of the Merger. The Company agreed to pay Mr. Pereira a fee of $1,000 per month for his services as a director. The Company incurred director fees with Mr. Pereira amounting to $12,000 in 2025. The Company paid $2,000 during the quarter ended March 31, 2025. Following the Merger, the Company does not currently intend to provide its non-employee directors with annual cash compensation. Non-employee directors may be eligible to receive such equity grants or awards in respect of shares of Common Stock as may be approved by the board of directors in its discretion.

Executive Officer Compensation

Unite Acquisition

Mr. Pereira received no executive compensation for his role as Chief Executive Officer and Chief Financial Officer of Unite Acquisition for the 2024 and 2025 fiscal years.

Private Blue Laser Fusion

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “Company” and similar terms refer to Private Blue Laser Fusion prior to the closing of the Merger, and to the Company and its subsidiaries after the closing of the Merger. In addition, except as otherwise noted in this section, the share amounts in this section give effect to the conversion of the shares of BLF Common Stock issued, or subject to options granted, to the following individuals into shares of our Common Stock at the Exchange Ratio set forth in the Merger Agreement.

This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “Summary Compensation Table” below. In 2025, the “named executive officers” were Dr. Shuji Nakamura, Dr. Paul Rudy, and Richard Ogawa. The following table sets forth information concerning the compensation of the named executive officers for the 2024 and 2025 fiscal years.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Total ($)
Dr. Shuji Nakamura, Chief Executive Officer(1)	2025	108,000	108,000
	2024	108,000	108,000
Dr. Paul Rudy, Vice President, Business(2)	2025	180,000	180,000
	2024	180,000	180,000
Richard Ogawa, General Counsel and Secretary(3)	2025	108,000	108,000
	2024	108,000	108,000

(1)

In December 2022, Dr. Nakamura was granted 1,894,119 shares of Common Stock, which shares vested at the rate of 25% of the underlying shares on the first anniversary of the grant date and 1/48th of the underlying shares monthly thereafter. Such shares will be fully vested as of December 2026, subject to Dr. Nakamura’s continued employment. The amounts set forth under “Salary” for Dr. Nakamura reflects cash compensation paid to Dr. Nakamura as a consultant until May 4, 2026, at which time he was onboarded as an employee.

(2)

In December 2022, Dr. Rudy was granted 473,530 shares of Common Stock, which shares vested at the rate of 25% of the underlying shares on the first anniversary of the grant date and 1/48th of the underlying shares monthly thereafter. In December 2023, Private Blue Laser Fusion repurchased 189,411 shares, leaving 248,118 shares in Dr. Rudy’s account. In June 2026, Dr. Rudy was granted options to purchase 189,411 shares of Common Stock, of which 31,556 shares of Common Stock were vested as of June 2026, with 1/48th of the underlying shares vesting monthly thereafter. Such shares will be fully vested in June 2030, subject to Dr. Rudy’s continued employment.

(3)

In November 2022, Mr. Ogawa was granted 473,529 shares of Common Stock, which shares vested at the rate of 25% of the underlying shares on the first anniversary of the grant date and 1/48 of the underlying shares monthly thereafter. Such shares will be fully vested as of November 2026, subject to Mr. Ogawa’s continued employment.

Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers held any outstanding options or other equity awards as of December 31, 2025. See “—Summary Compensation Table” above for information regarding restricted shares and options granted in fiscal year 2026 to our named executive officers.

Pre-Merger Offer Letters with Named Executive Officers

The summaries of the pre-Merger offer letters below do not give effect to the conversion of shares of BLF Common Stock into shares of our Common Stock in connection with the Merger.

On April 29, 2026, Private Blue Laser Fusion entered into an offer letter with Dr. Shuji Nakamura, its Chief Executive Officer, pursuant to which Dr. Nakamura will receive an annualized base salary of $108,000, payable in accordance with the company’s regular payroll practices. The offer letter also provides for participation in employee benefit plans generally available to employees and reimbursement of reasonable business expenses. The employment relationship is at will and may be terminated by either party at any time, subject to applicable law. In December 2022, Dr. Nakamura was granted 3,000,000 shares of BLF Common Stock, which vested as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to 1/48th of the underlying shares monthly thereafter under the Company’s terms and conditions, subject to continued service. Additionally, Dr. Nakamura was required to sign a proprietary information and inventions agreement with customary terms and conditions.

On March 28, 2024, Private Blue Laser Fusion entered into an offer letter with Dr. Paul Rudy, its Vice President of Business and Strategic Alliances, pursuant to which Dr. Rudy will receive an annualized base salary of $180,000, payable in accordance with the company’s regular payroll practices. The offer letter also provides for participation in employee benefit plans generally available to employees and reimbursement of reasonable business expenses. The employment relationship is at will and may be terminated by either party at any time, subject to applicable law. In December 2022, Dr. Rudy was granted 750,000 shares of BLF Common Stock, which vested as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to 1/48th of the underlying shares monthly thereafter under the Company’s terms and conditions, subject to continued service. In December 2023, Private Blue Laser Fusion repurchased 300,000 shares of BLF Common Stock from Dr. Rudy. Additionally, Dr. Rudy was required to sign a proprietary information and inventions agreement with customary terms and conditions.

On December 1, 2024, Private Blue Laser Fusion entered into an offer letter with Richard Ogawa, its General Counsel, pursuant to which Mr. Ogawa will receive an annualized base salary of $108,000, payable in accordance with the company’s regular payroll practices. The offer letter provides that Mr. Ogawa is expected to work approximately 20 hours per week and will report to the Chief Executive Officer. The offer letter also provides for participation in employee benefit plans generally available to employees and reimbursement of reasonable business expenses. The employment relationship is at will and may be terminated by either party at any time, subject to applicable law. In November 2022, Mr. Ogawa was granted 750,000 shares of BLF Common Stock, which vested as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to 1/48th of the underlying shares monthly thereafter under the Company’s terms and conditions, subject to continued service. Additionally, Mr. Ogawa was required to sign a proprietary information and inventions agreement with customary terms and conditions.

On April 20, 2026, Private Blue Laser Fusion entered into an offer letter with Vanessa Ann Truong, its Chief Accounting Officer, pursuant to which Ms. Truong will receive an annualized base salary of $120,000, payable in accordance with the company’s regular payroll practices. The offer letter provides that Ms. Truong is expected to work approximately 20 hours per week and will report to the Company’s Chief Executive Officer. The offer letter also provides for participation in employee benefit plans generally available to employees and reimbursement of reasonable business expenses. The employment relationship is at will and may be terminated by either party at any time, subject to applicable law. The offer letter provides for the grant of a stock option to purchase 100,000 shares of BLF Common Stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant as determined by the board of directors. The option will vest at the rate of 25% of the underlying shares on the first anniversary of the effective date of April 24, 2026 and 1/48th of the underlying shares monthly thereafter, subject to continued service. Additionally, Ms. Truong was required to sign a proprietary information and inventions agreement with customary terms and conditions.

The description of the foregoing offer letters are qualified in their entirety by reference to the text thereof filed herewith as Exhibits 10.6, 10.7, 10.8, and 10.9 and which is incorporated herein by reference.

Post-Merger Employment Agreements with Named Executive Officers

The Company currently intends to continue the offer letters described above. The Company may enter into employment agreements with the named executive officers at a later date, with such terms and provisions to be decided at such future date.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee or other committee performing equivalent functions. Accordingly, no compensation committee members served during the last completed fiscal year. There were no compensation committee interlocks or insider participation relationships required to be disclosed under Item 407(e)(4) of Regulation S-K.

The 2026 Stock Incentive Plan

Following is a summary of the principal features of the Company’s 2026 Stock Incentive Plan, which we refer to as the 2026 Plan.

Following are the key provisions of the 2026 Plan:

Provisions of the 2026 Stock Incentive Plan	Description
Share Reserve:

•

Between 2,079,454 shares of our Common Stock (if the Minimum Offering is sold) and up to 2,255,925 shares of our Common Stock (if the Maximum Offering is sold) plus 1,155,632 shares subject to the Rollover Options.

•

The share reserve automatically increases on January 1 of each year from 2027 through 2036 by an amount equal to the lesser of (i) 4% of the outstanding shares on the immediately preceding December 31 or (ii) a lesser amount determined by our board of directors.

Award Types:

•

Incentive stock options and nonstatutory stock options

•

Stock appreciation rights (“SARs”)

•

Restricted stock awards

•

Restricted stock unit awards (“RSUs”)

•

Cash-based awards and other stock-based awards

Vesting:	Determined by our board of directors or a committee designated by our board.

Repricing:	Repricing of outstanding stock awards is permitted without the approval of our stockholders.

Termination Date:	Our board of directors may terminate the 2026 Plan at any time, however no incentive stock options may be granted after the tenth anniversary of the earlier of (i) the date the 2026 Plan is adopted by our Board or (ii) the date the 2026 Plan is approved by the stockholders of the Company.

Administration

The 2026 Plan will be administered by our compensation committee or by our board of directors acting as the compensation committee. With respect to grants of awards to our officers or directors, to the extent required by our board of directors, the 2026 Plan will be administered by our Board or a designated committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Exchange Act. The plan administrator will have the full authority to, among other things, select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules, or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards, and to take any other action deemed necessary or advisable; however, no action may be taken that is inconsistent with the terms of the 2026 Plan.

To the extent permitted by applicable law, the board of directors or compensation committee may delegate to one or more officers of the Company the authority to make awards or to take other actions pursuant to the 2026 Plan, subject to a maximum total number of shares subject to such awards, but in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, individuals who are subject to Section 16 of the Exchange Act or members of the Board. Any such delegation will be subject to the restrictions and limits that the Board specifies at the time of such delegation, and may be rescinded at any time by the Board.

Available Shares

Subject to adjustment upon certain corporate transactions or events, the maximum aggregate number of shares of Common Stock which may be issued pursuant to all awards under the 2026 Plan is (A) the greater of (x) 1,500,000 shares of Common Stock and (y) fifteen percent (15%) of the total number of shares of Common Stock outstanding immediately upon the closing of the Merger and the final closing of the Offering, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Unite Common Stock equivalents), plus (B) the number of shares of Common Stock subject to the Rollover Options (as defined in the Merger Agreement), and plus (C) the number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of BLF Common Stock that were, as of immediately prior to the Effective Date (as defined in the Merger Agreement), reserved and available for issuance under the BLF Equity Plans but not issued or subject to outstanding awards and (y) the Exchange Ratio (as defined in the Merger Agreement).

The share reserve described above will be increased on January 1 of each year from 2027 through 2036 by an amount equal to the lesser of (i) four percent (4%) of the number of shares outstanding as of December 31 of the immediately preceding calendar year and (ii) a lesser amount determined by our Board or Committee.

If restricted shares or shares issued upon the exercise of options are forfeited, then such shares will again become available for awards under the 2026 Plan. If RSUs, options, or SARs are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2026 Plan. Any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options or SARs will again become available for awards under the 2026 Plan. If RSUs or SARs are settled, then only the number of shares (if any) actually issued in settlement will reduce the number of shares available under the 2026 Plan, and the balance (including any shares withheld to cover taxes) will again become available for awards under the 2026 Plan.

Outside Director Compensation Limit

The maximum number of shares subject to awards granted under the 2026 Plan during any one calendar year to any outside director, taken together with any cash fees paid by us to such outside director during such calendar year for service on our board of directors (other than the calendar year in which an outside director commences service on the board), will not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), or, with respect to the calendar year in which an outside director is first appointed or elected to the board, $1,000,000.

Dividends

No dividend or dividend equivalent will be paid on any unvested award, although the plan administrator may provide in an award agreement that dividends with respect to unvested portions of awards may accrue and be paid when and if the awards vest and shares are actually issued to the participant.

Repricing; Cancellation and Regrant of Stock Awards.

Our compensation committee will have the authority to modify outstanding awards under the 2026 Plan. Subject to the terms of the 2026 Plan, the compensation committee will also have the authority to cancel any outstanding stock award in exchange for new stock awards, including awards having the same or a different exercise price cash, or other consideration, without stockholder approval but with the consent of any adversely affected participant.

Eligibility and Types of Awards

The 2026 Plan will permit us to grant stock awards, including stock options, SARs, restricted stock, RSUs, and other cash-based and stock-based awards to our employees, directors, and consultants.

Stock Options

A stock option is the right to purchase a certain number of shares of common stock, at a certain exercise price, in the future. A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Code, or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator will determine the exercise price for a stock option, within the terms and conditions of the 2026 Plan provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our Common Stock on the date of grant (or 110% of the fair market value in the case of certain incentive stock options, as described below). Options granted under the 2026 Plan will become exercisable at the rate specified by the plan administrator.

Stock options granted under the 2026 Plan generally must be exercised by the optionee before the earlier of the expiration of such option or the expiration of a specified period following the optionee’s termination of employment. The compensation committee determines the term of the stock options up to a maximum of 10 years. Each stock option agreement will also set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii)the tender of Common Stock previously owned by the option holder, (iii) past or future services rendered, (iv) a broker-assisted cashless exercise, (v) a net exercise of the option, and (vi) any other form that is consistent with applicable laws, regulations, and rules, and any combination of the foregoing methods of payment.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options and will instead be treated as nonstatutory stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock (or that of our parent or subsidiaries, if any) may not be an incentive stock option unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights (“SAR or SARs”) generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the SAR. The plan administrator will determine both the number of shares of Common Stock related to each SAR and the exercise price for an SAR, within the terms and conditions of the 2026 Plan, provided that the exercise price of an SAR cannot be less than 100% of the fair market value of the Common Stock subject thereto on the date of grant. An SAR granted under the 2026 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. The plan administrator determines the term of SARs granted under the 2026 Plan, up to a maximum of 10 years.

Upon the exercise of an SAR, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the plan administrator, equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of Common Stock with respect to which the stock appreciation right is exercised.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the number of shares, the price (if any) to be paid by the recipient, and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us. Participants who are granted restricted stock generally have all of the rights of a stockholder with respect to those shares, provided that dividends and other distributions will not be paid in respect of unvested shares unless otherwise determined by the plan administrator and, in such case, only once such unvested shares vest.

Restricted Stock Units

A restricted stock unit (“RSU”) is a right to receive stock, cash equal to the value of a share of stock, or other securities, or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us. Participants generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the RSU award is settled. At the discretion of the plan administrator and as set forth in the stock unit award agreement, an RSU award may provide for the right to dividend equivalents. Dividend equivalents may not be distributed prior to settlement of the RSUs to which the dividend equivalents pertain and the value of any dividend equivalents payable or distributable with respect to any unvested RSUs that do not vest will be forfeited.

Performance-Based Compensation

The 2026 Plan establishes procedures for the Company to grant performance-based awards, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The plan administrator will have the discretion to adjust the minimum level of achievement required for achievement of performance awards if the plan administrator determines that a change in our business, operations, corporate structure or capital structure, the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable. The plan administrator will also have the discretion to adjust the performance objectives for other material events not originally contemplated when the performance objectives were established, such as extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual items.

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	Cash flow per share;

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total stockholder return);

•	Expense targets or ratios;

•	Charge-off levels;

•	Improvement in or attainment of revenue levels;

•	Operating efficiency;

•	Operating expenses;

•	Economic value added;

•	Improvement in or attainment of expense levels;

•	Improvement in or attainment of working capital levels;

•	Debt reduction;

•	Capital targets;

•	Regulatory, manufacturing or similar milestones;

•	Consummation of acquisitions, dispositions, projects, or other specific events or transactions; or

•	Other significant business milestones.

Changes to Capital Structure

In the event of a recapitalization, stock split, or similar capital transaction, the plan administrator will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2022 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Corporate Transactions

If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Subject to compliance with applicable tax laws, such agreement may provide, without limitation, for (i) the continuation of the outstanding awards by us, if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (iii) the immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, (iv) cancellation of the award, to the extent not vested or not exercised prior to the effective time of the merger or reorganization, in exchange for such cash or equity consideration (including no consideration) as the compensation committee, in its sole discretion, may consider appropriate, or (v) the settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards, provided that any such amount may be delayed to the same extent that payment of consideration to the holders of shares in connection with the merger or reorganization is delayed as a result of escrows, earnouts, holdbacks or other contingencies.

Transferability

Unless the plan administrator provides otherwise, no award granted under the 2026 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order, provided that ISOs may be transferred or assigned only to the extent consistent with Section 422 of the Code.

Compensation Recovery (Clawback) Policy

All awards under the 2026 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any applicable compensation recovery, clawback, forfeiture or other similar policy adopted by our board of directors and as in effect from time to time or applicable law. Further, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant may be required to repay any such excess amount to the Company.

Amendment and Termination

Our board of directors generally may amend, suspend, or terminate the 2026 Plan, provided that any amendment does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted more than 10 years after the approval of the 2026 Plan by our board of directors (or if earlier, our stockholders). An amendment of the 2026 Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules.

Tax Withholding

The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (i) causing the participant to tender a cash payment, (ii) withholding from a participant’s wages, salary or other cash compensation; (iii) withholding shares otherwise issuable to the participant in connection with the award, (iv) selling shares otherwise issuable to the participant in connection with the award through such means as the plan administrator may determine, and/or (v) any other arrangement approved by the plan administrator.

Summary of U.S. Federal Income Tax Aspects Related to the 2026 Plan

The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2026 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2026 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of underlying shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (i) sales of the shares in a disqualifying disposition, (ii) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (iii) tax credits that may be available to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not qualifying as incentive stock options, along with options expressly designated as nonstatutory stock options, will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (i) the exercise price is not less than the fair market value of the stock on the date of grant, and (ii) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. If the participant is an employee, such ordinary income amount will be subject to withholding of income and employment taxes. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant will not normally recognize taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation).

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the Determination Date (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.

The determination date is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of  (i) the date the shares become transferable, (ii) the date the shares are no longer subject to a substantial risk of forfeiture, or (iii) the date the shares are acquired if the participant makes a timely election under Code Section 83(b) (“Determination Date”). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, and other provisions, no later than thirty (30) days after the date the shares are acquired.

Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

A participant will not normally recognize taxable income upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and/or the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

We generally will be entitled to an income tax deduction in connection with an award under the 2026 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests, or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. Most awards granted under the 2026 Plan will be designed to qualify for an exemption from the requirements of Section 409A. Certain awards under the 2026 Plan, however, may be subject to the requirements of Section 409A in form and in operation. Awards that are subject to Section 409A will generally be designed to meet the conditions under Section 409A for avoiding the adverse tax consequences resulting from a failure to comply with Section 409A. If an award under the 2026 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received.

Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

Impact of Section 162(m) on Tax Deductibility of Awards Under the 2026 Plan

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, our three other most highly compensated officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, the next five highest-compensated employees. Compensation attributable to awards under the 2026 Plan either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. In addition, the Company’s ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, other limitations on deductions in the Code and the satisfaction of tax reporting obligations.

2026 Plan Benefits

The 2026 Plan does not provide for set benefits or amounts of awards and we have not approved any stock awards that are conditioned on stockholder approval of the 2026 Plan. We have not approved any stock awards under the 2026 Plan in connection with the Merger. All future awards to directors, executive officers, employees and consultants under the 2026 Plan are discretionary and cannot be determined at this time.

All descriptions of the 2026 Plan herein are qualified in its entirety by reference to the text thereof filed herewith as Exhibit 10.3 and which is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since January 1, 2025 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.” The disclosure set forth under “Security Ownership of Certain Beneficial Owners and Management” and under Items 1.01 and 2.01 of this Report is incorporated herein by reference.

Placement Agent

On June 17, 2026, Unite Acquisition and Private Blue Laser Fusion entered into the engagement agreement (the “Engagement Agreement”) with the Placement Agent for the Offering. Pursuant to the Engagement Agreement, the Placement Agent will be paid a cash fee equal to ten percent (10%) of the gross proceeds delivered to the Company on a Closing Date by Laidlaw-introduced parties and five percent (5%) of the gross proceeds delivered to the Company on a Closing Date by Private Blue Laser Fusion-introduced parties, as well as a non-allocable expense reimbursement equal to two (2%) of the gross proceeds delivered by Laidlaw-introduced investors on a Closing Date to the Company, and one (1%) of the gross proceeds delivered by Private Blue Laser Fusion-introduced investors on a Closing Date to the Company. The Placement Agent will also receive, at each Closing, Placement Agent Warrants to purchase shares of the Common Stock in an amount equal to ten percent (10%) of the common stock sold to Laidlaw introduced parties and five percent (5%) of the Common Stock sold to Private Blue Laser Fusion-introduced parties, which are exercisable for seven (7) years and have an exercise price equal to $33.00 per share. Additionally, Laidlaw was paid a non-refundable activation fee of $50,000.

In addition to any fees due to Laidlaw pursuant to the Engagement Agreement, and regardless of whether a Closing is consummated, Private Blue Laser Fusion will be responsible for the prompt payment of all legal fees and expenses incurred by Laidlaw in connection with the Offering, including all fees, expenses and disbursements relating to background checks of Private Blue Laser Fusion’s officers and directors (not to exceed $500 per person) and all reasonable and actual out of pocket expenses incurred by Laidlaw in connection with providing the services under the Engagement Agreement, including any roadshow expenses (collectively, the “Laidlaw Transaction Fees”). The Laidlaw Transaction Fees in connection with the Initial Closing were paid as directed by Laidlaw from the gross proceeds of the Initial Closing and any remaining Laidlaw Transaction Fees not paid from the gross proceeds of the Initial Closing shall be paid no later than the final Closing of the Offering. BLF shall also be responsible for payment of all regulatory filing fees and blue sky fees in all states where such filings are required as well as any states in which Laidlaw reasonably requests that such filings be made in connection with the Offering. Notwithstanding anything contained herein to the contrary, unless otherwise agreed to by the Client and Laidlaw, Laidlaw Transaction Fees for the Offering shall not exceed $200,000 unless mutually agreed upon in writing by the Parties to this Agreement. The Company’s and BLF’s obligations to pay Laidlaw Transaction Fees and expense reimbursements shall survive the termination of the Offering or the Engagement Agreement; provided, however, that Laidlaw Transaction Fees surviving such termination shall not exceed $100,000 in the aggregate.

Transactions with Lucius Partners and Related Persons

Lucius Partners, our sole stockholder prior to the Merger, founded Unite Acquisition and acquired the founder’s shares for a nominal price. Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are also managing members, members, and/or officers of Lucius Partners, and therefore are indirect material stakeholders of the Company. After the Merger and the Offering, Lucius Partners will hold approximately 12.59% of our outstanding Common Stock (excluding 1,155,632 shares underlying the Rollover Options and 91,026 shares issuable upon exercise of the Placement Agent Warrants). In addition, the Placement Agent and/or its designees will hold Placement Agent Warrants to purchase up to an aggregate of 91,026 shares of our Common Stock. Therefore, after the Merger and the Offering, in the aggregate, approximately 13.59% of our outstanding shares of Common Stock may be deemed to be beneficially held and/or controlled either directly or indirectly by associated persons, including Lucius Partners, of the Placement Agent. Lucius Partners has received fees from us for advisory and certain other services to the Company. There may be conflicts between the best interests of prospective investors in the Offering and our stockholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand.

Effective March 10, 2022, the Company also entered into a services agreement with Lucius Partners, pursuant to which we pay Lucius Partners a quarterly fee of $1,250 for advisory, accounting, and administrative support services. The Company currently uses the office space and equipment of its management under this agreement.

On October 28, 2024, the Company issued an Unsecured Promissory Note (the “LPOF Note”) to Lucius Partners Opportunity Fund, LP (“LPOF”) and received $275,000. The annual interest rate on the LPOF Note is 12%. On October 28, 2025, the Company and LPOF entered into the First Amendment to Promissory Note, under which the parties agreed to extend the maturity date of the LPOF Note to October 28, 2026 (the “First Amendment”). The LPOF Note can be prepaid at any time without penalty. The Company has used the proceeds to pay off the note held by Lucius Partners and the director fees owed to Nathan Pereira and other accrued expenses. The general partner of the LPOF is Lucius Capital Partners LLC (“LCP”). The investment manager of LPOF is Lucius Capital Fund Management, LLC (“LCFM”). Lucius Partners, LCP and LCFM have two individuals in common as members. In connection with the First Amendment, the Company issued LPOF a warrant to purchase 30,000 shares of Common Stock. The warrant has an expiration date of October 28, 2028, and an exercise price of $0.01. As of June 30, 2026, the total amount due under the LPOF Note was $330,150, amounting to $275,000 in principal and $55,150 in accrued interest. As of December 31, 2025, the total amount due under the LPOF was $313,786 amounting to $275,000 in principal and $38,786 in accrued interest.

Promoters and Certain Control Persons

The Company’s management, through its various contacts and affiliations with other entities, including its stockholders, may assist the Company with due diligence in identifying a business combination target. There are currently no agreements or preliminary agreements between us and any other entities including but not limited to our current stockholders. As of this date, our current stockholders have not introduced any specific candidate for a potential business combination to the Company. If our current stockholders identify or introduce any potential business combination opportunities to the Company, the principal owners of our current stockholders, as applicable, including members of our management may purchase securities in the Company.

Lucius Partners and Nathan Pereira, the former sole director and officer of the Company, may also be deemed to be a promoter of the following former blank check companies.

Name	Registration Statement Filing Date	SEC File Number	Status	Completed Business Combinations	Additional Information

Adaptin Bio, Inc. (formerly Unite Acquisition 1 Corp.)	10/10/2023	000-56583	Effective	On February 11, 2025, a wholly owned subsidiary of Unite Acquisition 1 Corp. merged with and into Adaptin Bio, Inc., a privately held Delaware corporation (“Private Adaptin”), with Private Adaptin surviving as the wholly owned subsidiary of Unite Acquisition 1 Corp. Private Adaptin changed its name to “Adaptin Bio Operating Corporation” and Unite Acquisition 1 Corp. changed its name to “Adaptin Bio, Inc.”	Lucius Partners was the sole stockholder of the company from inception until the closing of the merger with Private Adaptin. Lucius Partners retained 3,250,000 shares of common stock after the merger with Private Adaptin. Nathan P. Pereira served as President, Secretary, Chief Executive Officer Chief Financial Officer, and Director of the company from inception until the closing of the merger with Private Adaptin, at which time he resigned.
Palomino Laboratories Inc. (formerly Unite Acquisition 3 Corp.)	08/10/2023	000-56582	Effective	On September 29, 2025, a wholly owned subsidiary of Unite Acquisition 3 Corp. merged with and into Palomino Laboratories Inc., a privately held Delaware corporation (“Private Palomino”), with Private Palomino surviving as the wholly owned subsidiary of Unite Acquisition 3 Corp. Private Palomino changed its name to “Rhino Subsidiary Inc.” and Unite Acquisition 3 Corp. changed its name to “Palomino Laboratories Inc.”	Lucius Partners was the sole stockholder of the company from inception until the closing of the merger with Private Palomino. Lucius Partners retained 4,000,000 shares of common stock after the merger with Private Palomino. Nathan P. Pereira served as President, Secretary, Chief Executive Officer, Chief Financial Officer, and Director of the company from inception until the closing of the merger with Private Palomino, at which time he resigned.

Director Independence

Our Common Stock is not listed or quoted on any national exchange, over-the-counter market or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, the sole director of Unite Acquisition before the Merger, Nathan P. Pereira, was not considered independent as he serves as an officer of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

POTENTIAL CONFLICTS OF INTEREST

The sole stockholder of Common Stock of the Company prior to the Merger, Lucius Partners, retained 1,000,000 shares of Common Stock after the Merger. Lucius Partners purchased its shares upon formation of the Company for a nominal price. Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are members and managers and/or officers of Lucius Partners, and therefore are indirect material stakeholders of the Company. After the Merger and the Offering, Lucius Partners will hold approximately 12.59% of our outstanding Common Stock (excluding 1,155,632 shares underlying the Rollover Options and 91,026 shares issuable upon exercise of the Placement Agent Warrants). In addition, the Placement Agent and/or its designees will hold Placement Agent Warrants to purchase up to an aggregate of 91,026 shares of our Common Stock. Therefore, after the Merger and the Offering, in the aggregate, approximately 13.59% of our outstanding shares of Common Stock may be deemed to be beneficially held and/or controlled either directly or indirectly by associated persons, including Lucius Partners, of the Placement Agent. As of the Closing Date, the BLF Stockholders have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the BLF Stockholders. Additionally, two (2) additional directors, at least one of whom shall be “independent” (within the meaning of the Nasdaq Stock Market’s corporate governance rules) as agreed by the BLF Stockholders and Lucius Partners shall be nominated to the board of directors. As of the Closing Date, the board of directors of the Company shall consist of at least five (5) members, at least one (1) of whom shall be “independent” within the meaning of the Nasdaq Stock Market’s corporate governance rules. After the Closing, and at such time as the Company is trading on any of the OTC Markets, the Nasdaq Stock Market LLC, the NYSE or NYSE American, it is anticipated that the board of directors of the Company will consist of at least five (5) members, at least three (3) of whom shall be “independent” (as such term is defined by the OTC Markets or the national exchange on which the Company’s securities are then traded).

See “Risk Factors—There may be conflicts between the best interests of prospective investors in the Offering and our stockholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand” and “Certain Relationships and Related Party Transactions and Director Independence” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 4, 2026, immediately following the closing of the Merger and the closing of the Initial Offering, by:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based solely on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. For purposes of calculating the number of shares and percentage of Common Stock beneficially owned by a holder, all shares of Common Stock subject to options, warrants, restricted stock units, convertible notes, or other convertible securities held by the holder that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 4, 2026 are deemed to be outstanding with respect to such holder. However, such shares are not deemed outstanding for the purpose of calculating the beneficial ownership of any other holder. The information below and elsewhere in this Report does not give effect to any potential stock splits, any future issuances of equity by the Company.

The percentage of shares beneficially owned is calculated based on 7,904,099 shares of Common Stock outstanding, after giving effect to the Merger and the closing of the Initial Offering, but excluding 1,155,632 shares underlying options granted to the holder of vested and unvested options to purchase shares of BLF Common Stock in connection with the Merger and 91,026 shares issuable upon the exercise of the Placement Agent Warrants. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Blue Laser Fusion, Inc., 6950 Hollister Ave, Goleta, CA 93117.

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Executive officers and directors
Dr. Shuji Nakamura	1,966,347	24.88%
Vanessa Ann Truong	63,137	*
Dr. Paul Rudy(1)	486,671	6.16
Richard Ogawa	575,508	7.28
Mathew August(2)	20,929	*
Jeff Shealy(3)	4,603	*
All executive officers and directors as a group (6 persons)(4)	3,117,195	39.44%
Greater than 5% stockholders**
Entities affiliated with JAFCO (5)	657,543	8.32
SMBC Trust Bank Ltd. acting as trustee of Mirai Creation Fund III and SPARX Group Co., Ltd (6)	657,543	8.32
Yusaku Maezawa	485,387	6.14
Lucius Partners LLC(7)	995,000	12.59%

*	Less than 1%.
**	Excluding executive officers and directors who are also greater than 5% stockholders as listed above.
(1)	Includes 44,710 shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of September 4, 2026.
(2)	Includes 11,837 shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of September 4, 2026.
(3)	Consists of 4,603 shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of September 4, 2026.

(4)	Includes 61,151 shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of September 4, 2026.
(5)

Consists of 98,631 shares held by JAFCO SV7-S Investment Limited Partnership and 558,912 shares held by JAFCO V7 Investment Limited Partnership. The address of the entities affiliated with JAFCO is c/o JAFCO Group Co., Ltd., Toranomon Hills Mori Tower 24F, 1-23-1 Toranomon, Minato-ku, Tokyo 105-6324, Japan. The board of directors of JAFCO Group Co., Ltd. may be deemed to hold voting and dispositive power over the shares of Common Stock held by the entities affiliated with JAFCO.

(6)

The address of Mirai Creation Fund III and SPARX Group Co., Ltd. is c/o SPARX Asset Management Co., Ltd., Shinagawa Season Terrace 6F, 1-2-70 Konan, Minato-ku, Tokyo 108-0075, Japan. Shuhei Abe, President and Group CEO of SPARX Group Co., Ltd., and Takaki Demichi, Director and Head of Investment for Next-Generation Growth Division SPARX Asset Management Co., Ltd. (a subsidiary of SPARX Group Co., Ltd.), may be deemed to hold voting and dispositive power over the shares of Common Stock held by SMBC Trust Bank, as trustee of Mirai Creation Fund III and SPARX Group Co., Ltd.

(7)

Matthew Eitner is a managing member and officer of Lucius Partners LLC and has voting and investment control over securities held by Lucius Partners LLC. The address of Lucius Partners LLC is 12 E. 49th Street, 11th Floor, New York, NY 10017. In addition, the Placement Agent holds Placement Agent Warrants to purchase up to an aggregate of 91,026 shares of our Common Stock. If Lucius Partners is deemed to beneficially own the shares underlying the Placement Agent Warrants, it would be deemed to beneficially own 13.59% of our Common Stock immediately after the Merger and the Offering.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we, or any of our officers or directors in their capacity as such, are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. The disclosure under “Business—Legal Proceedings” above is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not listed on a national securities exchange or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our Common Stock and our Common Stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the Merger, there was no public market for our Common Stock. Future sales of our Common Stock, including shares issued upon the exercise of options or warrants that we may issue, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

All of the approximately 7,904,099 shares of Common Stock outstanding upon completion of the Offering and the Merger, of which our directors and executive officers beneficially own an aggregate of 3,056,044 shares (including 25,455 shares purchased by certain executive officers and directors in the Offering and excluding shares of Common Stock underlying outstanding options), are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below. Accordingly, none of these outstanding shares of Common Stock are freely tradable, without restriction, as of the date of this Report. No shares issued in connection with the Merger or the Offering can be publicly sold under Rule 144 under the Securities Act until 12 months after the date of filing this Report. In addition, we are subject to a market stand-off provision described, and certain security holders are subject to lock-up agreements. See Item 2.01. “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Lock-Up Agreements.” The disclosure under Item 2.01 of this Report regarding the lock-up agreements and text of the form of lock-up agreement filed herewith as Exhibit 10.5 is incorporated herein by reference.

Rule 144

Rule 144 is generally not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC.

Prior to the Merger, we were a shell company, and this Report contains “Form 10” information. As a result, Rule 144 will remain unavailable for our securityholders for at least twelve (12) months following the date of the filing of this Report.

A person who has beneficially owned restricted shares of our Common Stock for at least six (6) months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three (3) months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our Common Stock for at least six (6) months but who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three (3) month period a number of securities that does not exceed one percent (1%) of the then outstanding shares of the same class which, immediately after the Merger and the Offering, will equal approximately 79,040 shares of our Common Stock assuming the Minimum Offering Amount is sold.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired options to purchase Common Stock from Blue Laser Fusion in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such Common Stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell shares underlying such options beginning 90 days after the Merger if they comply with Rule 144, including Rule 144(i), but without complying with the holding period requirements contained in Rule 144. Accordingly, subject to Rule 144(i) and any applicable lock-up agreements, beginning 90 days after the Merger, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements, subject to any applicable lock-up agreements.

Registration Rights

In connection with the Merger and the Offering, we entered into the Registration Rights Agreement pursuant to which we agreed to file the Registration Statement covering the reoffer and resale of shares of our Common Stock held by the purchasers in the Offering, shares underlying the Placement Agent Warrants, and the shares held by Lucius Partners. See Item 2.01. Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions —Registration Rights” above. All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed herewith as Exhibit 10.4, which is incorporated herein by reference.

Equity Plans

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of Common Stock that are outstanding or reserved for issuance under the 2026 Plan. Such registration statement is expected to be filed and become effective as soon as practicable after the consummation of the Merger (but no less than sixty (60) days thereafter pursuant to SEC rules that apply to former shell companies). Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to vesting restrictions, Rule 144 volume limitations and lock-up agreements, if applicable. For a more complete discussion of our stock plans, see “Executive Compensation—2026 Stock Incentive Plan.” All descriptions of the 2026 Plan herein are qualified in its entirety by reference to the text thereof filed as Exhibit 10.3 hereto and which is incorporated herein by reference.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of Common Stock may be sold in some other manner outside the United States without requiring registration in the United States.

DESCRIPTION OF CAPITAL STOCK

Overview

Prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our certificate of incorporation in its entirety on September 4, 2026, and stockholders holding 100% of the then outstanding shares of our Common Stock approved the amendment and restatement of our certificate of incorporation on September 4, 2026, to be effective immediately upon the consummation of the Merger. In addition, prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our bylaws in their entirety on September 4, 2026, to be effective immediately upon the consummation of the Merger.

The following description summarizes the terms of our capital stock following the Merger and Offering. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and which are incorporated herein by reference, and to the applicable provisions of Delaware law.

Under the amended and restated certificate of incorporation, our authorized capital stock will consist of 300,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this Report, we had 7,904,099 shares of Common Stock issued and outstanding, warrants exercisable for 91,026 shares of Common Stock outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

Our amended and restated certificate of incorporation authorizes the issuance of up to 300,000,000 shares of Common Stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

There is currently no public market for our Common Stock. Furthermore, no public trading market is expected to develop in the foreseeable future unless and until the Company completes the Merger. However, we cannot guarantee our Common Stock will ever be listed on any exchange or approved for quotation on any over-the-counter market.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power, or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Dividends

We have not paid any dividends on our Common Stock to date and do not intend to pay dividends as of the date hereof or in the foreseeable future. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Merger and the Offering is within the discretion of our then board of directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Stock Options

As of the date of this Report, we have no outstanding stock options to shares of our Common Stock under the 2026 Plan or otherwise, other than stock options to purchase 1,155,632 shares of our Common Stock which were granted in connection with the Rollover Options.

Warrants

As of the date of this Report, we had the following warrants outstanding:

•

Placement Agent Warrants to purchase an aggregate of 91,026 shares of our Common Stock which will be exercisable for cash or, when there is no effective registration statement covering the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, on a cashless net exercise basis.

Registration Rights Agreement

For a description of the Registration Rights Agreement that we entered into in connection with the Merger and the Offering, see Item 2.01. Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions — Registration Rights” above. All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed herewith as Exhibit 10.4 and which is incorporated herein by reference.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our Common Stock.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

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Board Size and Classified Board. The number of directors constituting the total number of authorized directors shall be permitted to be set only by a resolution adopted by a majority of the Board. In addition, our amended and restated certificate of incorporation will provide that our board of directors be divided into three classes, with directors in each class elected to serve a three-year term, and will provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the board of directors, but promotes continuity of management.

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Board Vacancies. Our amended and restated bylaws and amended and restated certificate of incorporation will provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, unless (a) the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the next annual meeting of stockholders at which the relevant class of directors is up for election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors shall be permitted to be set only by a resolution adopted by a majority of the Board. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the board of directors, but promotes continuity of management.

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Supermajority Requirements for Amendments of our Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation provides that the affirmative vote of holders of at least 66 2/3% of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the limitation of personal liability for the board of directors and officers, and the choice of forum provision.

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Stockholder Action; Special Meetings of Stockholders. Our amended and restated certificate of incorporation will provide that, after the date on which our Common Stock is first listed on a national securities exchange, our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock will not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that special meetings of our stockholders may be called only by the chairperson or executive chairperson of the board of directors, the lead independent director, our chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority of the Board. Additionally, only the business as stated in the notice for a special meeting may be considered at a special meeting of stockholders. Therefore, stockholders are both prohibited from calling a special meeting and from raising additional matters for consideration at a special meeting of stockholders. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws will provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws will also specify certain requirements regarding the timing, form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. These provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

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Issuance of Undesignated Preferred Stock. Our board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

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Choice of Forum. Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of us; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours; (c) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (e) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The amended and restated certificate of incorporation will also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the amended and restated certificate of incorporation will provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders shall not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the amended and restated certificate of incorporation will state that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders shall not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the amended and restated certificate of incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees or could result in increased costs for our stockholders to bring a claim in the chosen forum, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

The amended and restated bylaws provide that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the amended and restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended. The amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

In addition, we entered into indemnification agreements with the directors and executive officers of the Company as of the Effective Time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is 212.828.8436.

Stock Quotation

OUR COMMON STOCK IS CURRENTLY NOT LISTED ON A NATIONAL SECURITIES EXCHANGE OR ANY OTHER EXCHANGE, OR QUOTED ON AN OVER THE COUNTER MARKET. FOLLOWING COMPLETION OF THE OFFERING, WE INTEND TO CAUSE OUR COMMON STOCK TO BE QUOTED ON THE OTC MARKETS QB TIER AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. HOWEVER, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO AND, EVEN IF WE DO SO, THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL CONTINUE TO BE QUOTED ON THE OTC MARKETS OR QUOTED OR LISTED ON ANY OTHER MARKET OR EXCHANGE, OR THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR CONTINUE.

FINANCIAL INFORMATION

The disclosure set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above and under Item 9.01 of this Report is incorporated herein by reference.

PROPERTIES

The disclosure set forth under “Business—Properties” above is incorporated herein by reference.

RECENT SALES OF UNREGISTERED SECURITIES

The disclosure set forth under the “Explanatory Note” above relating the issuance of shares of Common Stock in the Merger and the Offering and Items 2.01 and 3.02 of this Report is incorporated herein by reference.

Since its inception in November 2022 through immediately prior to the closing of the Merger, Private Blue Laser Fusion issued an aggregate of 5,544,050 shares of BLF Common Stock for aggregate cash consideration of $22,933.50 and 3,940,786 shares of Series Seed Preferred Stock for aggregate consideration of $37,820,127, consisting of (a) 3,876,721 shares of Series Seed-1 Preferred Stock issued for cash consideration and (b) 64,065 shares of Series Seed-2 Preferred Stock issued upon the conversion of outstanding SAFEs with an aggregate purchase amount of $500,000. In addition, during this period, Private Blue Laser Fusion granted options to purchase an aggregate of 1,198,887 shares of BLF Common Stock at exercise prices ranging from $0.001 to $8.49 per share. The options generally vest at the rate of 1/48th per month with a one-year cliff, with certain options vesting at a rate of 1/12th monthly with no cliff, upon specified milestones, or upon grant. Through immediately prior to the closing of the Merger, 24,300 shares of BLF Common Stock had been issued upon the exercise of options for aggregate cash consideration of $23,319. Such issuances and grants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 701 under the Securities Act, as applicable.

DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

The description of the Company’s securities set forth under “Description of Capital Stock” above is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The disclosure set forth under “Description of Capital Stock—Limitation on Liability and Indemnification of Directors and Officers” above is incorporated herein by reference. Those disclosures and the description of the forms of indemnification agreement do not purport to be complete and are qualified in their entirety by reference to the text of the forms of indemnification agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, which is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The disclosure set forth under Item 9.01 of this Report is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosure set forth under Item 4.01 of this Report is incorporated herein by reference.

FINANCIAL STATEMENTS AND EXHIBITS

The disclosure set forth under “Exhibits” and Item 9.01 of this Report is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure set forth under “Recent Sales of Unregistered Securities” above and under Items 1.01 and 2.01 of this Report is incorporated herein by reference.

The issuance of the shares of Common Stock to the Private Blue Laser Fusion stockholders in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

The issuance of the shares of Common Stock and the Placement Agent Warrants in the Offering was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

ITEM 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 4, 2026, Unite Acquisition and Private Blue Laser Fusion consummated the Merger, as a result of which Private Blue Laser Fusion became a wholly owned subsidiary of the Company.

On September 4, 2026, the board of directors of the Company approved the engagement of Frank, Rimerman + Co. LLP (“FRC”) as the independent registered public accounting firm of the Company and its subsidiaries in connection with the Company’s consolidated financial statements for the year ended December 31, 2026. FRC currently also serves as the independent registered public accounting firm of Private Blue Laser Fusion. Accordingly, KNAV CPA LLP (“KNAV”), Unite Acquisition’s independent registered public accounting firm prior to the closing of the Merger, was informed that it would be dismissed as the Company’s independent registered public accounting firm effective as of September 4, 2026.

The audit reports of KNAV included in the financial statements of Unite Acquisition as of December 31, 2024 and 2025 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that the reports included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2024 and 2025 and the six months ended June 30, 2026, there were no disagreements (as defined in Item 304(a)(iv) of Regulation S-K) between Unite Acquisition and KNAV on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KNAV, would have caused it to make reference to the subject matter of the disagreements in its reports on Unite Acquisition’s financial statements for such period.

During the years ended December 31, 2024 and 2025 and the six months ended June 30, 2026, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the U.S. Securities and Exchange Commission.

During the years ended December 31, 2024 and 2025 and the six months ended June 30, 2026, neither Unite Acquisition nor anyone on its behalf consulted FRC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Unite Acquisition’s financial statements, and neither a written report nor oral advice was provided to Unite Acquisition that FRC concluded was an important factor considered by Unite Acquisition in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

The Company has provided KNAV with a copy of the foregoing disclosures and has requested that KNAV furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements set forth above and, if not, stating the respects in which it does not agree. A copy of KNAV’s letter, dated September 4, 2026, is filed as Exhibit 16.1 to this Report.

ITEM 5.01	CHANGE IN CONTROL OF REGISTRANT.

The disclosure set forth under Items 1.01 and 2.01 of this Report is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure set forth under “Directors and Executive Officers” and Items 1.01 and 2.01 of this Report is incorporated herein by reference, including, without limitation, the information regarding the departure of directors of the Company as of the closing of the Merger, and the biographical, related party, executive compensation, and other information regarding the Company’s directors and executive officers.

Other than in connection with the Merger as disclosed in this Report, there are no arrangements or understandings pursuant to which any of the Company’s current directors were appointed as a director.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendments to Certificate of Incorporation

Prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our certificate of incorporation in its entirety on September 4, 2026, and stockholders holding 100% of the then outstanding shares of our Common Stock approved the amendment and restatement to our certificate of incorporation on September 4, 2026, to be effective immediately upon the consummation of the Merger. The information regarding the amended and restated certificate of incorporation under “Description of Capital Stock” and under Item 2.01 “Completion of Acquisition or Disposition of Assets—Description of Capital Stock—Amendment and Restatement of Certificate of Incorporation and Bylaws” is incorporated herein by reference. Our amended and restated certificate of incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Amendments to Bylaws

Prior to the Merger, Unite Acquisition’s board of directors approved the amendment and restatement of our bylaws in their entirety on September 4, 2026, to be effective immediately upon the consummation of the Merger. The information regarding the amended and restated bylaws under “Description of Capital Stock” and under Item 2.01 “Completion of Acquisition or Disposition of Assets—Amendment and Restatement of Certificate of Incorporation and Bylaws” is incorporated herein by reference. Our amended and restated bylaws are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

In connection with the Merger, the board of directors adopted a new Code of Ethics, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The disclosure regarding the Code of Ethics set forth under “Directors and Executive Officers—Corporate Governance—Code of Ethics” above is incorporated herein by reference. The newly adopted Code of Ethics did not result in any explicit or implicit waiver of any prior code of conduct or ethics. The foregoing description of the Code of Ethics does not purport to be complete and is qualified in its entirety by the full text of the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, the Company has ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Private Blue Laser Fusion for the last two fiscal year ended December 31, 2024 and 2025, and the accompanying notes, and the unaudited condensed financial statements of Private Blue Laser Fusion for the six months ended June 30, 2025 and 2026 with the accompanying notes are included in this Report and attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed financial statements for the fiscal year ended December 31, 2025, and as of, and for, the six months ended June 30, 2026, and the accompanying notes are included in in this Report and attached hereto as Exhibit 99.1.

(d)	Exhibits

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger and Reorganization, dated as of September 4, 2026, among the Company, Blue Laser Acquisition Co., and Blue Laser Fusion Inc.

3.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 4, 2026.

3.2	Amended and Restated Bylaws.

4.1	Form of Placement Agent Warrant.

10.1	Form of Indemnity Agreement.

10.2+	Form of Indemnification Agreement.

10.3+	2026 Stock Incentive Plan and form of award agreements thereunder.

10.4*	Form of Registration Rights Agreement, by and between the Company and the parties thereto.

10.5	Form of Lock-Up Agreement.

10.6+	Offer Letter, dated April 29, 2026, by and between the Company and Dr. Shuji Nakamura.

10.7+#	Offer Letter, dated March 28, 2024, by and between the Company and Dr. Paul Rudy.

10.8+#	Offer Letter, dated December 1, 2024, by and between the Company and Richard Ogawa.

10.9+#	Offer Letter, dated April 20, 2026, by and between the Company and Vanessa Ann Truong.

10.10*	Form of Subscription Agreement.

14.1	Code of Ethics.

16.1	Letter from KNAV CPA LLP as to the change in certifying accountant, dated September 4, 2026.

21.1	Subsidiaries of the Registrant.

99.1	Financial Statements of Businesses Acquired and Pro Forma Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) or 601(a)(5), as applicable. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Certain information in this exhibit has been omitted pursuant to Regulation S-K Item 601(a)(6).
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUE LASER FUSION, INC.

Dated September 8, 2026	By:	/s/ Shuji Nakamura
	Name:	Dr. Shuji Nakamura
	Title:	Chief Executive Officer (Principal Executive Officer)